Exhibit 99.2
------------

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                         DROVERS BANCSHARES CORPORATION

                                       AND

                          FULTON FINANCIAL CORPORATION


                                TABLE OF CONTENTS

ARTICLE I.  THE MERGER............................................................................................2
     Section 1.1.     Merger......................................................................................2
     Section 1.2.     Name........................................................................................2
     Section 1.3.     Articles of Incorporation...................................................................2
     Section 1.4.     Bylaws......................................................................................2
     Section 1.5      Directors and Officers......................................................................2
ARTICLE II.  CONVERSION OF SHARES AND EXCHANGE OF STOCK CERTIFICATES..............................................2
     Section 2.1.     Conversion of Shares........................................................................2
         (a)  General.............................................................................................2
         (b)  Antidilution Provision..............................................................................3
         (c)  No Fractional Shares................................................................................3
         (d)  Cancelled DBC Shares................................................................................3
         (e)  Closing Market Price................................................................................3
     Section 2.2.     Exchange of Stock Certificates..............................................................4
         (a)  Exchange Agent......................................................................................4
         (b)  Surrender of Certificates...........................................................................4
         (c)  Dividend Withholding................................................................................4
         (d)  Failure to Surrender Certificates...................................................................4
         (e)  Expenses............................................................................................5
     Section 2.3.     Treatment of Outstanding DBC Options........................................................5
     Section 2.4.     Reservation of Shares.......................................................................6
     Section 2.5.     Taking Necessary Action.....................................................................6
     Section 2.6.     Press Releases, Etc.........................................................................6
     Section 2.7.     FFC Common Stock............................................................................6
     Section 2.8.     Rights of Dissenting Shareholders of DBC....................................................6
ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF DBC...............................................................6
     Section 3.1.     Authority...................................................................................7
     Section 3.2.     Organization and Standing...................................................................7
     Section 3.3.     Subsidiaries................................................................................7
     Section 3.4.     Capitalization..............................................................................7
     Section 3.5.     Charter, Bylaws and Minute Books............................................................8
     Section 3.6.     Financial Statements........................................................................8
     Section 3.7.     Absence of Undisclosed Liabilities..........................................................9
     Section 3.8.     Absence of Changes..........................................................................9
     Section 3.9.     Dividends, Distributions and Stock Purchases................................................9
     Section 3.10.    Taxes.......................................................................................9
     Section 3.11.    Title to and Condition of Assets............................................................9
     Section 3.12.    Contracts..................................................................................10
     Section 3.13.    Litigation and Governmental Directives.....................................................11
     Section 3.14.    Compliance with Laws; Governmental Authorizations..........................................12
     Section 3.15.    Insurance..................................................................................12
     Section 3.16.    Financial Institutions Bonds...............................................................12


     Section 3.17.    Labor Relations and Employment Agreements..................................................12
     Section 3.18.    Employee Benefit Plans.....................................................................13
     Section 3.19.    Related Party Transactions.................................................................13
     Section 3.20.    No Finder..................................................................................13
     Section 3.21.    Complete and Accurate Disclosure...........................................................14
     Section 3.22.    Environmental Matters......................................................................14
     Section 3.23.    Proxy Statement/Prospectus.................................................................14
     Section 3.24.    SEC Filings................................................................................15
     Section 3.25.    Reports....................................................................................15
     Section 3.26.    Loan Portfolio of Drovers Bank.............................................................15
     Section 3.27.    Investment Portfolio.......................................................................16
     Section 3.28.    Regulatory Examinations....................................................................16
     Section 3.29.    Beneficial Ownership of FFC Common Stock...................................................16
     Section 3.30.    Fairness Opinion...........................................................................16
ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF FFC...............................................................16
     Section 4.1.     Authority..................................................................................16
     Section 4.2.     Organization and Standing..................................................................17
     Section 4.3.     Capitalization.............................................................................17
     Section 4.4.     Articles of Incorporation and Bylaws.......................................................17
     Section 4.5.     Subsidiaries...............................................................................17
     Section 4.6.     Financial Statements.......................................................................18
     Section 4.7.     Absence of Undisclosed Liabilities.........................................................18
     Section 4.8.     Absence of Changes.........................................................................18
     Section 4.9.     Litigation and Governmental Directives.....................................................18
     Section 4.10.    Compliance with Laws; Governmental Authorizations..........................................19
     Section 4.11.    Complete and Accurate Disclosure...........................................................19
     Section 4.12.    Labor Relations............................................................................19
     Section 4.13.    Employee Benefits Plans....................................................................19
     Section 4.14.    Environmental Matters......................................................................20
     Section 4.15.    SEC Filings................................................................................20
     Section 4.16.    Proxy Statement/Prospectus.................................................................20
     Section 4.17.    Regulatory Approvals.......................................................................20
     Section 4.18.    No Finder..................................................................................21
     Section 4.19.    Taxes......................................................................................21
     Section 4.20.    Title to and Condition of Assets...........................................................21
     Section 4.21.    Contracts..................................................................................21
     Section 4.22.    Insurance..................................................................................21
     Section 4.23.    Reports....................................................................................22
ARTICLE V.  COVENANTS OF DBC.....................................................................................22
     Section 5.1.     Conduct of Business........................................................................22
     Section 5.2.     Best Efforts...............................................................................24
     Section 5.3.     Access to Properties and Records...........................................................24
     Section 5.4.     Subsequent Financial Statements............................................................24
     Section 5.5.     Update Schedules...........................................................................24

     Section 5.6.     Notice.....................................................................................24
     Section 5.7.     No Solicitation............................................................................25
     Section 5.8.     Affiliate Letters..........................................................................27
     Section 5.9.     No Purchases or Sales of FFC Common Stock During Price Determination Period................27
     Section 5.10.    Dividends..................................................................................27
     Section 5.11.    Accounting Treatment.......................................................................28
ARTICLE VI.  COVENANTS OF FFC....................................................................................28
     Section 6.1.     Best Efforts...............................................................................28
         (a)  Applications for Regulatory Approval...............................................................28
         (b)  Registration Statement.............................................................................28
         (c)  State Securities Laws..............................................................................29
         (d)  Stock Listing......................................................................................29
         (e)  Adopt Amendments...................................................................................29
         (f)  Tax Treatment......................................................................................29
     Section 6.2.     Access to Properties and Records...........................................................29
     Section 6.3.     Subsequent Financial Statements............................................................29
     Section 6.4.     Update Schedules...........................................................................29
     Section 6.5.     Notice.....................................................................................29
     Section 6.6.     Employment Arrangements....................................................................30
     Section 6.7.     No Purchase or Sales of FFC Common Stock During Price Determination Period.................31
     Section 6.8      Drovers Division and Drovers Regional Directors............................................31
     Section 6.9      Insurance..................................................................................32
     Section 6.10.    Appointment of FFC and Fulton Bank Directors...............................................33
     Combined Financial Statements...............................................................................33
     Assumption of DBC Debentures................................................................................33
ARTICLE VII.  CONDITIONS PRECEDENT...............................................................................33
     Section 7.1.     Common Conditions..........................................................................33
         (a)  Shareholder Approval...............................................................................33
         (b)  Regulatory Approvals...............................................................................34
         (c)  Stock Listing......................................................................................34
         (d)  Tax Opinion........................................................................................34
         (e)  Registration Statement.............................................................................35
         (f)  No Suits...........................................................................................35
         (g)  Pooling............................................................................................35
     Section 7.2.     Conditions Precedent to Obligations of FFC.................................................35
         (a)  Accuracy of Representations and Warranties.........................................................35
         (b)  Covenants Performed................................................................................36
         (c)  Opinion of Counsel for DBC.........................................................................36
         (d)  Affiliate Agreements...............................................................................36
         (e)  DBC Options........................................................................................36
         (f)  No Material Adverse Change.........................................................................36
         (g)  Accountants' Letter................................................................................37

         (h)  Federal and State Securities and Antitrust Laws....................................................37
         (i)  Environmental Matters..............................................................................38
         (j)  Closing Documents..................................................................................38
         (k)  Dissenting Stockholders............................................................................38
     Section 7.3.     Conditions Precedent to the Obligations of DBC.............................................38
         (a)  Accuracy of Representations and Warranties.........................................................38
         (b)  Covenants Performed................................................................................38
         (c)  Opinion of Counsel for FFC.........................................................................38
         (d)  FFC Options........................................................................................38
         (e)  No Material Adverse Change.........................................................................39
         (f)  Fairness Opinion...................................................................................39
         (g)  Closing Documents..................................................................................39
ARTICLE VIII.  TERMINATION, AMENDMENT AND WAIVER.................................................................39
     Section 8.1.     Termination................................................................................39
         (a)  Mutual Consent.....................................................................................40
         (b)  Unilateral Action by FFC...........................................................................40
         (c)  Unilateral Action By DBC...........................................................................40
         (d)  Market Price of FFC Common Stock...................................................................40
     Section 8.2.     Effect of Termination......................................................................41
         (a)  Effect.............................................................................................41
         (b)  Limited Liability..................................................................................41
         (c)  Confidentiality....................................................................................41
     Section 8.3.     Amendment..................................................................................41
     Section 8.4.     Waiver.....................................................................................41
ARTICLE IX.  CLOSING AND EFFECTIVE TIME..........................................................................42
     Section 9.1.     Closing....................................................................................42
     Section 9.2.     Effective Time.............................................................................42
ARTICLE X.  NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................................................42
     Section 10.1.    No Survival................................................................................42
ARTICLE XI.  GENERAL PROVISIONS..................................................................................42
     Section 11.1.    Expenses...................................................................................42
     Section 11.2.    Other Mergers and Acquisitions.............................................................42
     Section 11.3.    Notices....................................................................................43
     Section 11.4.    Counterparts...............................................................................44
     Section 11.5.    Governing Law..............................................................................44
     Section 11.6.    Parties in Interest........................................................................44
     Section 11.7.    Entire Agreement...........................................................................44

                               INDEX OF SCHEDULES

Schedule 2.3        DBC Options
------------
Schedule 3.7        Undisclosed Liabilities
------------
Schedule 3.8        Changes
------------
Schedule 3.9        Dividends, Distributions and Stock Purchases
------------
Schedule 3.10       Taxes
-------------
Schedule 3.11       Title to and Condition of Assets
-------------
Schedule 3.12       Contracts
-------------
Schedule 3.13       Litigations and Governmental Directives
-------------
Schedule 3.14       Compliance with Laws; Governmental Authorizations
-------------
Schedule 3.15       Insurance
-------------
Schedule 3.16       Financial Institutions Bonds
-------------
Schedule 3.17       Labor Relations and Employment Agreements
-------------
Schedule 3.18       Employee Benefit Plans
-------------
Schedule 3.19       Related Party Transactions
-------------
Schedule 3.20       Finders
-------------
Schedule 3.22       Environmental Matters
-------------
Schedule 3.26       Loan Portfolio
-------------
Schedule 3.27       Investment Portfolio
-------------
Schedule 4.5        Subsidiaries
------------
Schedule 4.7        Undisclosed Liabilities
------------
Schedule 4.8        Dividends, Distributions and Stock Purchases
------------
Schedule 4.9        Litigation and Governmental Directives
------------
Schedule 4.10       Compliance with Laws; Governmental Authorizations
-------------
Schedule 4.14       Environmental Matters
-------------
Schedule 4.19       Taxes
-------------
Schedule 6.8        Drovers Bank Director Fees
------------

                                INDEX OF EXHIBITS

Exhibit A                  Form of Warrant Agreement
---------

Exhibit B                  Form of Warrant
---------

Exhibit C                  Form of Employment Agreement
---------

Exhibit D                  Form of Opinion of DBC's Counsel
---------

Exhibit E                  Form of Opinion of FFC's Counsel
---------

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER made as of the 27th day of December, 2000, by and between FULTON FINANCIAL CORPORATION, a Pennsylvania business corporation having its administrative headquarters at One Penn Square, P. O. Box 4887, Lancaster, Pennsylvania 17604 ("FFC"), and DROVERS BANCSHARES CORPORATION, a Pennsylvania business corporation having its administrative headquarters at 30 South George Street, York, Pennsylvania 17401 ("DBC").

                                   BACKGROUND:

     FFC is a financial holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). DBC is a bank holding company registered under the BHC Act which is the parent of The Drovers & Mechanics Bank ("Drovers Bank"). In addition to Drovers Bank, DBC has two wholly-owned subsidiaries: Drovers Realty Company and Drovers Capital Trust I. Drovers Bank has two-wholly-owned subsidiaries: 96 South George Street, Inc. and Drovers Investment Company and owns 60% of the membership interests in Drovers Settlement Services LLC. Drovers Bank and all of such subsidiaries are collectively referred to herein as "DBC Subsidiaries". FFC and DBC wish to merge with each other. Subject to the terms and conditions of this Agreement, the foregoing transaction will be accomplished by means of a merger (the "Merger") in which (i) DBC will be merged with and into FFC, (ii) FFC will survive the Merger, and (iii) all of the outstanding shares of the common stock of DBC, no par value per share ("DBC Common Stock"), will be converted into shares of the common stock of FFC, par value $2.50 per share ("FFC Common Stock").

     Simultaneously with the effectiveness of the Merger and subject to appropriate documentation and regulatory approvals, FFC shall cause Drovers Bank to merge (the "Bank Merger") with and into Fulton Bank, an existing bank subsidiary of FFC, and transfer the trust business of Drovers to Fulton Financial Advisors, N.A. ("Advisors"), an affiliate of FFC, immediately after the Bank Merger (the "Trust Business Transfer") (the Bank Merger, the Trust Business Transfer, along with any branch consolidations and/or closures deemed desirable by FFC, is referred to herein as the "Restructuring").

     Simultaneously with the execution of this Agreement, the parties are entering into a Warrant Agreement in substantially the form of Exhibit A
                                                               ---------
attached hereto (the "Warrant Agreement"), which provides for the delivery by DBC of a warrant in substantially the form of Exhibit B attached hereto (the
                                              ---------
"Warrant") entitling FFC to purchase shares of the DBC Common Stock in certain circumstances.

                                   WITNESSETH:

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties hereby agree as follows:

                              ARTICLE I. THE MERGER

     Subject to the terms and conditions of this Agreement, DBC shall merge with and into FFC in accordance with the following:

     Section 1.1. Merger. At the Effective Time (as defined in Section 9.2
     -----------  ------
herein) (i) DBC shall merge with and into FFC pursuant to the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), whereupon the separate existence of DBC shall cease and FFC shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"), and (ii) the DBC Common Stock will be converted into FFC Common Stock pursuant to the provisions of Article II hereof.

     Section 1.2. Name. The name of the Surviving Corporation shall be "Fulton
     -----------  ----
Financial Corporation". The address of the principal office of the Surviving Corporation will be One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604.

     Section 1.3. Articles of Incorporation. The Articles of Incorporation of
     -----------  --------------------------
the Surviving Corporation shall be the Articles of Incorporation of FFC as in effect at the Effective Time.

     Section 1.4. Bylaws. The Bylaws of the Surviving Corporation shall be the
     -----------  ------
Bylaws of FFC as in effect at the Effective Time.

     Section 1.5  Directors and Officers. The directors and officers of the
     -----------  ----------------------
Surviving Corporation shall be the directors and officers of FFC in office at the Effective Time. Each of such directors and officers shall serve until such time as his successor is duly elected and has qualified.

       ARTICLE II. CONVERSION OF SHARES AND EXCHANGE OF STOCK CERTIFICATES

     Section 2.1. Conversion of Shares. At the Effective Time (as defined in
     -----------  --------------------
Section 9.2 herein) the shares of DBC Common Stock then outstanding shall be converted into shares of FFC Common Stock, as follows:

               (a) General: Subject to the provisions of Sections 2.1(b), 2.1(c)
                   -------
and 2.1(d) herein, each share of DBC Common Stock issued and outstanding immediately before the Effective Time, shall, at the Effective Time, be converted into and become without any action on the part of the holder thereof, and in exchange therefor FFC shall issue, 1.24 (such number, as it may be adjusted under Section 2.1(b) herein, the "Conversion Ratio") shares of FFC Common Stock and the corresponding number of rights associated therewith pursuant to the Rights Agreement dated June 20, 1989, as amended and restated as of April 27, 1999, between FFC and Fulton Bank. Each share of DBC Common Stock to be converted into FFC Common Stock pursuant to this Section 2.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired, and each holder of share certificates evidencing shares of DBC Common Stock to be converted into the right to receive FFC Common Stock pursuant to this Section 2.1 shall thereafter cease to have any rights with respect to the shares represented thereby, except the right to receive the FFC Common Stock therefor, without interest thereon, upon the surrender of the share certificates evidencing the DBC Common Stock in accordance with Section 2.2 hereof.

               (b) Antidilution Provision: In the event that FFC shall at any
                   ----------------------
time before the Effective Time: (i) issue a dividend in shares of FFC Common Stock, (ii) combine the outstanding shares of FFC Common Stock into a smaller number of shares, or (iii) subdivide the outstanding shares of FFC Common Stock into a greater number of shares, then the Conversion Ratio shall be proportionately adjusted (calculated to four decimal places), so that each DBC shareholder shall receive at the Effective Time, in exchange for his shares of DBC Common Stock, the number of shares of FFC Common Stock as would then have been owned by him if the Effective Time had occurred before the record date of such event (For example, if FFC were to declare a five percent (5%) stock dividend after the date of this Agreement and if the record date for that stock dividend were to occur before the Effective Time, the Conversion Ratio would be adjusted from 1.24 shares to 1.302 shares).

               (c) No Fractional Shares: No fractional shares of FFC Common
                   --------------------
Stock shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former shareholder of DBC shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Closing Market Price (as defined in Section 2.1(e) herein).

               (d) Cancelled DBC Shares. Notwithstanding the provisions of
                   --------------------
Section 2.1(a) herein, the following shares of DBC Common Stock shall not be converted into FFC Common Stock, and shall be cancelled, at the Effective Time:
(i) Dissenting Shares (as defined in Section 2.8 herein); (ii) shares of DBC Common Stock then owned by FFC or any direct or indirect subsidiary of FFC (except for trust account shares or shares acquired in connection with debts previously contracted); and (iii) shares of DBC Shares owned by DBC or any direct or indirect subsidiary of DBC (except for trust account shares or shares acquired in connection with debts previously contracted).

               (e) Closing Market Price: For purposes of this Agreement, the
                   --------------------
Closing Market Price shall be the average of the per share closing bid and asked prices for FFC Common Stock, calculated to two decimal places, for the ten (10) consecutive trading days immediately preceding the date which is two (2) business days before the Effective Date (as such term is defined in Section 9.2 herein), as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the foregoing period of ten (10) trading days being hereinafter sometimes referred to as the "Price Determination Period" (For example, if June 30, 2001 were to be the Effective Date, then the Price Determination Period would be June 14, 15, 18, 19, 20, 21, 22, 25, 26 and 27, 2001). In the event that NASDAQ shall fail to report closing bid and asked prices for FFC Common Stock for any trading day during the Price Determination Period, the closing bid and asked prices for that day shall be equal to the average of the closing bid and asked prices as quoted:
(i) by F. J. Morrissey & Company, Inc. and by Ryan, Beck & Co.; or (ii) in the event that both of these firms are not then making a market in FFC Common Stock, by two brokerage firms then making a market in FFC Common Stock to be selected by FFC and approved by DBC.

     Section 2.2. Exchange of Stock Certificates. DBC Common Stock certificates
     -----------  -------------------------------
shall be exchanged for FFC Common Stock certificates in accordance with the following procedures:

              (a) Exchange Agent: The transfer agent of FFC shall act as
                  --------------
exchange agent (the "Exchange Agent") to receive DBC Common Stock certificates from the holders thereof and to exchange such stock certificates for FFC Common Stock certificates and (if applicable) to pay cash for fractional shares of FFC Common Stock pursuant to Section 2.1(c) herein. FFC shall cause the Exchange Agent on or promptly after the Effective Date, to mail to each former shareholder of DBC a notice specifying the procedures to be followed in surrendering such shareholder's DBC Common Stock certificates.

              (b) Surrender of Certificates As promptly as possible after
                  -------------------------
receipt of the Exchange Agent's notice, each former shareholder of DBC shall surrender his DBC Common Stock certificates to the Exchange Agent; provided,
                                                                   --------
that if any former shareholder of DBC shall be unable to surrender his DBC Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by FFC for issuing replacement certificates to FFC shareholders whose FFC Common Stock certificates have been lost or mutilated. Upon receiving a proper actual or constructive surrender of DBC Common Stock certificates from a former DBC shareholder, the Exchange Agent shall issue to such shareholder, in exchange therefor, an FFC Common Stock certificate representing the whole number of shares of FFC Common Stock into which such shareholder's shares of DBC Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which such shareholder is entitled, pursuant to Section 2.1(c) herein, in lieu of the issuance of a fractional share.

              (c) Dividend Withholding: Dividends, if any, payable by FFC after
                  --------------------
the Effective Time to any former shareholder of DBC who has not prior to the payment date surrendered his DBC Common Stock certificates may, at the option of FFC, be withheld. Any dividends so withheld shall be paid, without interest, to such former shareholder of DBC upon proper surrender of his DBC Common Stock certificates.

              (d) Failure to Surrender Certificates: All DBC Common Stock
                  ---------------------------------
certificates must be actually or constructively (as referenced in (b) above) surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former shareholder of DBC shall not have properly surrendered his DBC Common Stock certificates within two (2) years after the Effective Date, the shares of FFC Common Stock that would otherwise have been issued to him may, at the option of FFC, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held by the Exchange Agent in a noninterest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of DBC shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former shareholder of DBC, without interest, upon proper actual or constructive surrender of his DBC Common Stock certificates.

              (e) Expenses: All costs and expenses associated with the foregoing
                  --------
surrender and exchange procedure shall be borne by FFC.

     Section 2.3. Treatment of Outstanding DBC Options.
     -----------  ------------------------------------

              (a) At the Effective Time, each holder of an option (collectively, "DBC Options") to purchase shares of DBC Common Stock that (i) is outstanding at the Effective Time, (ii) has been granted pursuant to the Drovers Bancshares Corporation Incentive Stock Option Plan, the Drovers Bancshares Corporation 1995 Stock Option Plan and the Drovers Bancshares Corporation 1999 Non-Employee Directors Stock Option Plan (collectively, the "DBC Stock Option Plans") and
(iii) would otherwise survive the Effective Time shall be entitled to receive, in substitution for such DBC Option, an option to acquire shares of FFC Common Stock on the terms set forth below (each DBC Option as substituted, an "FFC Stock Option").

              (b) An FFC Stock Option shall be a stock option to acquire shares of FFC Common Stock with the following terms: (i) the number of shares of FFC Common Stock which may be acquired pursuant to such FFC Stock Option shall be equal to the product of the number of shares of DBC Common Stock covered by the DBC Option multiplied by the Conversion Ratio, provided that any fractional share of FFC Common Stock resulting from such multiplication shall be rounded to the nearest whole share; (ii) the exercise price per share of FFC Common Stock shall be equal to the exercise price per share of DBC Common Stock of such DBC Option, divided by the Conversion Ratio, provided that such exercise price shall be rounded to the nearest whole cent; (iii) the duration and other terms of such FFC Option shall be identical to the duration and other terms of such DBC Option, except that all references to DBC shall be deemed to be references to FFC and its affiliates, where the context so requires and shall remain exercisable until the stated expiration date of the corresponding DBC Option;
(iv) FFC shall assume such DBC stock option, whether vested or not vested, as contemplated by Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (v) to the extent DBC Options qualify as incentive stock options under Section 422 of the Code, the FFC Options exchanged therefor shall also so qualify. Subject to the FFC Stock Options and the foregoing, the DBC Stock Option Plans and all options or other rights to acquire DBC Common Stock issued thereunder shall terminate at the Effective Time. FFC shall not issue or pay for any fraction shares otherwise issuable upon exercise of a FFC Stock Option.

              (c) Prior to the Effective Time, FFC shall take appropriate action to reserve for issuance and, if not previously registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), register the number of shares of FFC Common Stock necessary to satisfy FFC's obligations with respect to the issuance of FFC Common Stock pursuant to the exercise of FFC Stock Options and under Section 2.3.

              (d) Prior to the Effective Time (to the extent required as determined by FFC or DBC under applicable law, the terms of the DBC Stock Option Plans or otherwise), FFC shall receive agreements from each holder of a DBC Option, pursuant to which each such holder agrees to accept an FFC Option in substitution for the DBC Option, as of the Effective Time.

              (e) Schedule 2.3 sets forth a listing of each DBC Option as of
                  ------------
the date of this Agreement (copies of which have been provided to FFC), including the optionee, date of grant, shares of DBC Common Stock subject to such Option, the exercise price of such Option, expiration date, classification as an incentive stock option or a nonqualified stock option, vesting schedule and any special features thereof.

     Section 2.4. Reservation of Shares. FFC agrees that (i) prior to the
     -----------  ---------------------
Effective Time it will take appropriate action to reserve a sufficient number of authorized but unissued shares of FFC Common Stock to be issued in accordance with this Agreement, and (ii) at the Effective Time, FFC will issue shares of FFC Common Stock to the extent set forth in, and in accordance with, this Agreement.

     Section 2.5. Taking Necessary Action. FFC and DBC shall take all such
     -----------  -----------------------
actions as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby including, without limitation, providing information necessary for preparation of any filings needed to obtain the regulatory approvals required to consummate the Merger and the Restructuring. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest FFC with full title to all properties, assets, rights, approvals, immunities and franchises of DBC, the officers and directors of DBC, at the expense of FFC, shall take all such necessary action.

     Section 2.6. Press Releases, Etc. FFC and DBC agree that all press releases
     -----------  -------------------
or other public communications relating to this Agreement or the transactions contemplated hereby will require mutual approval by FFC and DBC, unless counsel has advised any such party that such release or other public communication must immediately be issued and the issuing party has not been able, despite its good faith efforts, to obtain such approval.

     Section 2.7. FFC Common Stock. Each share of FFC Common Stock that is
     -----------  ----------------
issued and outstanding immediately before the Effective Time shall, on and after the Effective Time, remain issued and outstanding as one (1) share of FFC Common Stock, and each holder thereof shall retain his rights therein. The holders of the shares of FFC Common Stock outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, continue to hold a majority of the outstanding shares of FFC Common Stock.

     Section 2.8. Rights of Dissenting Shareholders of DBC. The shareholders of
     -----------  ----------------------------------------
DBC shall be entitled to and may exercise dissenters' rights if and to the extent they are entitled to do so under the provisions of Subchapter D of Chapter 15 of the BCL. Shareholders who have properly exercised their dissenters rights are referred to herein as "Dissenting Shareholders" and each share of DBC held by a Dissenting Shareholder is referred to herein as a "Dissenting Share".

               ARTICLE III. REPRESENTATIONS AND WARRANTIES OF DBC

     DBC represents and warrants to FFC, as of the date of this Agreement, as follows:

     Section 3.1. Authority. The execution and delivery of this Agreement, the
     -----------  ---------
Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein have been authorized by the Board of Directors of DBC (its Board of Directors, at a meeting duly called and held, (i) approved the Merger and this Agreement, and (ii) directed that the Agreement be submitted for consideration by its shareholders with the recommendation of the Board of Directors that the shareholders of DBC approve this Agreement and the transactions contemplated thereby), and, except for the approval of this Agreement by its shareholders, DBC has taken all corporate action necessary on its part to authorize this Agreement, the Warrant Agreement and the Warrant and the performance of the transactions contemplated herein and therein. This Agreement, the Warrant Agreement and the Warrant have been duly executed and delivered by DBC and, assuming due authorization, execution and delivery by FFC, constitute valid and binding obligations of DBC. Upon execution and delivery of the Warrant Agreement and the Warrant, such documents shall constitute binding obligations of DBC. The execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrant will not constitute a violation or breach of or default under (i) the Articles of Incorporation or Bylaws of DBC, (ii) the Articles of Incorporation or Bylaws of Drovers Bank, (iii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to DBC or any DBC Subsidiary, subject to the receipt of all required governmental approvals, or (iv) any agreement, contract, memorandum of understanding, indenture or other instrument to which DBC or any DBC Subsidiary is a party or by which DBC or any DBC Subsidiary or any of their properties are bound.

     Section 3.2. Organization and Standing. DBC is a business corporation that
     -----------  -------------------------
is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. DBC is a bank holding company under the BHC Act, and has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Drovers Bank is a banking corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Drovers Bank is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended (the "FDI Act"), and is not a member of the Federal Reserve System. Drovers Bank has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Each of the DBC Subsidiaries other than Drovers Bank is a corporation that is duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of the DBC Subsidiaries has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted.

     Section 3.3. Subsidiaries. Drovers Bank is a wholly-owned subsidiary of DBC
     -----------  ------------
and each of the other DBC Subsidiaries is a wholly-owned subsidiary of DBC or Drovers Bank, as appropriate provided that, in the case of Drovers Capital Trust I, DBC owns 100% of the common securities of said trust, and provided further Drovers Settlement Services LLC is a 60% owned subsidiary. Except for the DBC Subsidiaries, DBC owns no subsidiaries, directly or indirectly.

     Section 3.4. Capitalization. The authorized capital of DBC consists
     -----------  --------------
exclusively of 15,000,000 shares of DBC Common Stock. There are 5,076,703 shares of DBC Common Stock validly issued, outstanding, fully paid and non-assessable, and no shares are held as treasury shares. In addition, 266,047 shares of DBC Common Stock are reserved for issuance upon the exercise of Stock Options granted under DBC's Stock Option Plans and 1,250,000 shares of DBC Common

Stock will be reserved for issuance upon exercise of the Warrant. Except for the DBC Options and the Warrant, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of DBC Common Stock and there are no outstanding securities or other instruments of any kind that are convertible into shares of DBC Common Stock. The authorized capital of Drovers Bank consists exclusively of 1,000,000 shares of common stock, par value $5.00 per share (the "Drovers Bank Common Stock"), of which 709,400 shares are validly issued, outstanding and fully-paid and non-assessable, and no shares are held as treasury shares. All outstanding shares of Drovers Bank Common Stock are owned beneficially and of record by DBC. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of Drovers Bank Common Stock, and there are no outstanding securities or instruments of any kind that are convertible into shares of Drovers Bank Common Stock. All outstanding shares of the capital stock of the other DBC Subsidiaries are owned beneficially and of record by DBC or Drovers Bank, as appropriate, except that, in the case of Drovers Capital Trust I, DBC owns 100% of the common securities and the purchasers thereof own the capital securities issued by said Trust.. There are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of such subsidiaries, and there are no outstanding securities or instruments of any kind that are convertible into shares of such subsidiaries. The Common Stock of Drovers Bank the other DBC Subsidiaries is sometimes collectively referred to herein as the "DBC Subsidiaries Common Stock".

     Section 3.5. Charter, Bylaws and Minute Books. The copies of the
     -----------  --------------------------------
Certificate of Incorporation and Bylaws (or, with respect to Drovers Capital Trust I, its Amended and Restated Declaration of Trust) of DBC and the DBC Subsidiaries that have been delivered to FFC are true, correct and complete. Except as previously disclosed to FFC in writing, the minute books of DBC and the DBC Subsidiaries that have been made available to FFC for inspection are true, correct and complete in all material respects and accurately record the actions taken by the Boards of Directors and shareholders of DBC and the DBC Subsidiaries at the meetings documented in such minutes.

     Section 3.6. Financial Statements. DBC has delivered to FFC the following
     -----------  --------------------
financial statements: Statements of Condition at December 31, 1999 and 1998 and Statements of Income, Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows of Drovers Bank for the years ended December 31, 1997, 1998 and 1999, certified by Stambaugh Ness, P.C., and set forth in the 1999 Annual Report to Drovers Bank's shareholders and Consolidated Statements of Condition of DBC at September 30, 2000 and December 31, 1999 and Consolidated Statements of Income for the three and nine-month periods ended September 30, 2000 and 1999, and Consolidated Statements of Cash Flows for the nine-month periods ended September 30, 2000 and 1999, as filed with the Securities and Exchange Commission (the "SEC") in a Quarterly Report on Form 10-Q (the aforementioned Consolidated Statement of Condition as of September 30, 2000 being hereinafter referred to as the "DBC Balance Sheet"). Each of the foregoing financial statements fairly present the consolidated financial condition, assets and liabilities, and results of operations of DBC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and except for the omission of the notes from the financial statements applicable to any interim period.

     Section 3.7. Absence of Undisclosed Liabilities. Except as disclosed in
     -----------  ----------------------------------
Schedule 3.7, or as reflected, noted or adequately reserved against in the DBC
------------
Balance Sheet, at September 30, 2000, DBC had no material liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the DBC Balance Sheet under generally accepted accounting principles. Except as disclosed in Schedule 3.7, DBC and the DBC
                                              ------------
Subsidiaries have not incurred, since September 30, 2000, any such liability, other than liabilities of the same nature as those set forth in the DBC Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business. For purposes of this Agreement, the term "Ordinary Course of Business" shall mean the ordinary course of business consistent with DBC's and the DBC Subsidiaries' customary business practices.

     Section 3.8. Absence of Changes. Since September 30, 2000, DBC and the DBC
     -----------  ------------------
Subsidiaries have each conducted their businesses in the Ordinary Course of Business and, except as disclosed in Schedule 3.8, neither DBC nor the DBC
                                     ------------
Subsidiaries have undergone any changes in its condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the Ordinary Course of Business, which have not been, in the aggregate, materially adverse as to DBC and the DBC Subsidiaries on a consolidated basis.

     Section 3.9. Dividends, Distributions and Stock Purchases. Except as
     -----------  --------------------------------------------
disclosed in Schedule 3.9, since September 30, 2000, DBC has not declared, set
             ------------
aside, made or paid any dividend or other distribution in respect of the DBC Common Stock, or purchased, issued or sold any shares of DBC Common Stock or the DBC Subsidiaries Common Stock.

     Section 3.10. Taxes. DBC and Drovers Bank have filed all federal, state,
     ------------  -----
county, municipal and foreign tax returns, reports and declarations which are required to be filed by them or either of them as of September 30, 2000. Except as disclosed in Schedule 3.10: (i) DBC and Drovers Bank have paid all taxes,
                -------------
penalties and interest which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, (ii) neither DBC nor the DBC Subsidiaries have received any notice of deficiency or assessment of additional taxes, and no tax audits are in process; and (iii) the Internal Revenue Service (the "IRS") has not commenced or given notice of an intention to commence any examination or audit of the federal income tax returns of DBC or Drovers Bank for any year through and including the year ended December 31, 1999. Except as disclosed in Schedule 3.10, neither DBC nor the DBC Subsidiaries
                             -------------
have granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as disclosed in Schedule 3.10, the
                                                        -------------
accruals and reserves reflected in the DBC Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of DBC's consolidated operations for all periods prior to the date of such Balance Sheet.

     Section 3.11. Title to and Condition of Assets. Except as disclosed in
     ------------  --------------------------------
Schedule 3.11, DBC and the DBC Subsidiaries have good and marketable title to
-------------
all material consolidated real and personal properties and assets reflected in the DBC Balance Sheet or acquired subsequent to September 30, 2000 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however,
                                                           --------  -------
that the representations and warranties contained in this sentence do not cover liens or encumbrances that: (i) are reflected in the DBC Balance Sheet or in
Schedule 3.11; (ii) represent liens of current taxes not yet due or which, if
-------------
due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use, of the properties and assets subject thereto. The material structures and other improvements to real estate, furniture, fixtures and equipment reflected in the DBC Balance Sheet or acquired subsequent to September 30, 2000: (A) are in good operating condition and repair (ordinary wear and tear excepted), and (B) comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws, except where any noncompliance would not materially detract from the value, or interfere with the present use, of such structures, improvements, furniture, fixtures and equipment. DBC and the DBC Subsidiaries own or have the right to use all real and personal properties and assets that are material to the conduct of their respective businesses as presently conducted.

     Section 3.12. Contracts. (a) Each written or oral contract entered into by
     ------------  ---------
DBC or the DBC Subsidiaries (other than contracts with customers reasonably entered into by DBC or the DBC Subsidiaries in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $100,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which either DBC or the DBC Subsidiaries are a party or by which DBC or the DBC Subsidiaries or any of their properties may be bound (collectively referred to herein as "Material Contracts") is identified in Schedule 3.12. Except as
                                                 -------------
disclosed in Schedule 3.12, all Material Contracts are enforceable against DBC
             -------------
or the DBC Subsidiaries, as the case may be, and DBC or the DBC Subsidiaries have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect and DBC is not aware of any default by a third party under a Material Contract. Schedule 3.12
                                                                 -------------
identifies all Material Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

               (b) Except for the Warrant Agreement and as set forth in
Schedule 3.12, as of the date of this Agreement, neither DBC nor the DBC
-------------
Subsidiaries is a party to, or bound by, any oral or written:

                   (i) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

                   (ii) consulting agreement not terminable on thirty (30) days or less notice involving the payment of more than $20,000 per annum, in the case of any such agreement;

                   (iii) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

                   (iv) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $25,000;

                   (v) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                   (vi) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

                   (vii) agreement, contract or understanding, other than this Agreement, and the Warrant Agreement, regarding the capital stock of DBC and/or Drovers Bank or committing to dispose of some or all of the capital stock or substantially all of the assets of DBC and/or Drovers Bank; or

                   (viii) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

               (c) Neither DBC nor Drovers Bank is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or Material Contract to which it is a party or to which any of its respective properties or assets is subject.

     Section 3.13. Litigation and Governmental Directives. Except as disclosed
     ------------  --------------------------------------
in Schedule 3.13, (i) there is no litigation, investigation or proceeding
   -------------
pending, or to the Knowledge (as that term is defined below) of DBC or the DBC Subsidiaries, threatened, that involves DBC or the DBC Subsidiaries or any of their properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of DBC or the DBC Subsidiaries; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of DBC or the DBC Subsidiaries that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of DBC or the DBC Subsidiaries or that in any manner restrict the right of DBC or the DBC Subsidiaries to carry on their businesses as presently conducted taken as a whole; and (iii) neither DBC nor the DBC Subsidiaries are aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to either DBC or the DBC Subsidiaries, would materially and adversely affect the consolidated condition (financial or otherwise), assets, liabilities, business, operations or future prospects of DBC or the DBC Subsidiaries or would restrict in any manner the right of DBC or the DBC Subsidiaries to carry on their businesses as presently conducted taken as a whole. All litigation (except for bankruptcy proceedings in which DBC or the DBC Subsidiaries have filed proofs of claim) in which DBC or the DBC Subsidiaries are involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business) in which the amount sought to be recovered is greater than $50,000 is identified in Schedule 3.13. In this
                                                   -------------
Agreement, the terms "Knowledge of DBC or Drovers Bank" and "Knowledge of DBC and the DBC Subsidiaries" shall mean the actual knowledge of the officers of DBC or any member of the Board of Directors of DBC.

     Section 3.14. Compliance with Laws; Governmental Authorizations. Except as
     ------------  -------------------------------------------------
disclosed in Schedule 3.14 or where noncompliance would not have a material and
             -------------
adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of DBC or the DBC Subsidiaries: (i) DBC and the DBC Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to DBC or the DBC Subsidiaries or to any of their properties; and (ii) all material permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of DBC or the DBC Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

     Section 3.15. Insurance. All policies of insurance relating to DBC's and
     ------------  ---------
DBC Subsidiaries' operations (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of DBC or the DBC Subsidiaries are listed in Schedule 3.15. All such policies of
                                      -------------
insurance are in full force and effect, and no notices of cancellation have been received in connection therewith.

     Section 3.16. Financial Institutions Bonds. Since January 1, 1994, Drovers
     ------------  ----------------------------
Bank has continuously maintained in full force and effect one or more financial institutions bonds listed in Schedule 3.16 insuring Drovers Bank against acts of
                             -------------
dishonesty by each of its employees. No claim has been made under any such bond and Drovers Bank is not aware of any fact or condition presently existing which might form the basis of a claim under any such bond. Drovers Bank has received no notice that its present financial institutions bond or bonds will not be renewed by its carrier on substantially the same terms as those now in effect.

     Section 3.17. Labor Relations and Employment Agreements. Neither DBC nor
     ------------  -----------------------------------------
any of the DBC Subsidiaries are a party to or bound by any collective bargaining agreement. DBC and the DBC Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the Knowledge of DBC or Drovers Bank threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or prospects of DBC or the DBC Subsidiaries. Except as disclosed in Schedule 3.17,
                                                                 -------------
neither DBC nor the DBC Subsidiaries have any employment contract, change of control, severance agreement, deferred compensation agreement, consulting agreement or similar obligation (including the Employment Agreement between A. Richard Pugh, Chairman, President and Chief Executive

Officer of DBC, and Fulton Bank in the form of Exhibit C hereto which is being
                                               ---------
executed on the date hereof and which shall become effective at the Effective Time, an "Employment Obligation") with any director, officer, employee, agent or consultant. Except as disclosed in Schedule 3.17, as of the Effective Time (as
                                   -------------
defined in Section 9.2 herein), neither DBC nor the DBC Subsidiary will have any liability for employee termination rights arising out of any Employment Obligation.

     Section 3.18. Employee Benefit Plans. All employee benefit plans, contracts
     ------------  ----------------------
or arrangements to which DBC or the DBC Subsidiaries are a party or by which DBC or the DBC Subsidiaries are bound, including without limitation all pension, retirement, deferred compensation, savings, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts or arrangements (collectively the "DBC Benefit Plans"), but not including the Employment Obligations described in
Section 3.17, are identified in Schedule 3.18. Each of the DBC Benefit Plans
                                -------------
which is an "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"; each such Plan being herein called a "DBC Pension Plan") is exempt from tax under Sections 401 and 501 of the Code and has been maintained and operated in material compliance with all applicable provisions of the Code and ERISA. No "prohibited transaction" (as such term is defined in Section 4975 of the Code or in ERISA) and not otherwise exempt under ERISA or the Code has occurred in respect of the DBC Pension Plans. There have been no material breaches of fiduciary duty by any fiduciary under or with respect to the DBC Pension Plans or any other DBC Benefit Plan which is an employee welfare benefit plan as defined in ERISA, and no claim is pending or, to the Knowledge of DBC, threatened with respect to any DBC Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither DBC nor the DBC Subsidiaries have incurred any material penalty imposed by the Code or by ERISA with respect to the DBC Pension Plans or any other DBC Benefit Plan. There has not been any audit of any DBC Benefit Plan by the Department of Labor or the IRS.

     Section 3.19. Related Party Transactions. Except as disclosed in
     ------------  --------------------------
Schedule 3.19, neither DBC nor any of the DBC Subsidiaries have any contract,
-------------
extension of credit, business arrangement or other relationship of any kind with any of the following persons: (i) any executive officer or director (including any person who has served in such capacity since January 1, 1999) of DBC or any of the DBC Subsidiaries; (ii) any shareholder owning five percent (5%) or more of the outstanding DBC Common Stock; and (iii) any "associate" (as defined in Rule 405 under the 1933 Act) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent (5%) or greater equity owner. Each such contract or extension of credit disclosed in Schedule 3.19, except as otherwise specifically described therein,
             -------------
has been made in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectability or present other unfavorable features.

     Section 3.20. No Finder. Except as disclosed in Schedule 3.20, neither DBC
     ------------  ---------                         -------------
nor any of the DBC Subsidiaries have paid or become obligated to pay any fee or commission of any kind whatsoever to any investment banker, broker, finder, financial advisor or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.

     Section 3.21. Complete and Accurate Disclosure. Neither this Agreement
     ------------  --------------------------------
(insofar as it relates to DBC, the DBC Subsidiaries, the DBC Common Stock, the DBC Subsidiaries' Common Stock, and the involvement of DBC and the DBC Subsidiaries in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation its Schedules to this Agreement), certificate, or other statement or document delivered by DBC or the DBC Subsidiaries to FFC in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading.

     Section 3.22. Environmental Matters. Except as disclosed in Schedule 3.22,
     ------------  ---------------------                         -------------
or as reflected, noted or adequately reserved against in the DBC Balance Sheet, to the knowledge of DBC, neither DBC nor any of the DBC Subsidiaries have any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by DBC or any of the DBC Subsidiaries and which is required to be reflected, noted or adequately reserved against in DBC's consolidated financial statements under generally accepted accounting principles. In particular, without limiting the generality of the foregoing sentence, except as disclosed in Schedule 3.22, neither DBC nor any of the DBC
                                 -------------
Subsidiaries have used or incorporated: (i) any materials containing asbestos in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by DBC or any of the DBC Subsidiaries; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by DBC or any of the DBC Subsidiaries; or (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous wastes or similar substances located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by DBC or any of the DBC Subsidiaries.

     Section 3.23. Proxy Statement/Prospectus. At the time the Proxy
     ------------  --------------------------
Statement/Prospectus (as defined in Section 6.1(b) herein) is mailed to the shareholders of DBC and at all times subsequent to such mailing, up to and including the Effective Time, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to DBC, the DBC Subsidiaries, DBC Common Stock, the DBC Subsidiaries Common Stock and all actions taken and statements made by DBC and the DBC Subsidiaries in connection with the transactions contemplated herein (except for information provided by FFC to DBC or the DBC Subsidiaries) will:
(i) comply in all material respects with applicable provisions of the 1933 Act, and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the applicable rules and regulations of the SEC thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

     Section 3.24. SEC Filings. No registration statement, offering circular,
     ------------  -----------
proxy statement, schedule or report filed and not withdrawn by DBC or Drovers Bank with the SEC or the Federal Deposit Insurance Corporation (the "FDIC"), as applicable, under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 3.25. Reports. DBC and Drovers Bank have filed all material
     ------------  -------
reports, registrations and statements that are required to be filed with the Federal Reserve Board (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the Pennsylvania Department of Banking (the "Department") and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section 3.25 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration, or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a material adverse impact on DBC and the DBC Subsidiaries on a consolidated basis. DBC has furnished FFC with, or made available to FFC, copies of all such filings made in the last three fiscal years and in the period from January 1, 2000 through the date of this Agreement. DBC is required to file reports with the SEC pursuant to
Section 12 of the 1934 Act, and DBC has made all appropriate filings under the 1934 Act and the rules and regulations promulgated thereunder. The DBC Common Stock is traded on NASDAQ under the symbol "DROV."

     Section 3.26. Loan Portfolio of Drovers Bank.
     ------------  ------------------------------

               (a) Attached hereto as Schedule 3.26 is a list of (i) all
                                      -------------
outstanding commercial relationships, i.e. commercial loans, commercial loan commitments and commercial letters of credit, of Drovers Bank in excess of $3,000,000, (ii) all loans of Drovers Bank classified by Drovers Bank or any regulatory authority as "Monitor," "Substandard," "Doubtful" or "Loss," (iii) all commercial and mortgage loans of Drovers Bank classified as "non-accrual," and (iv) all commercial loans of Drovers Bank classified as "in substance foreclosed."

               (b) Drovers Bank has adequately reserved for or charged off loans in accordance with applicable regulatory requirements and Drovers Bank's reserve for loan losses is adequate in all material respects.

     Section 3.27. Investment Portfolio. Attached hereto as Schedule 3.27 is a
     ------------  --------------------                     -------------
list of all securities held by DBC and the DBC Subsidiaries for investment, showing the holder, principal amount, book value and market value of each security as of a recent date, and of all short-term investments held by it as of September 30, 2000. These securities are free and clear of all liens, pledges and encumbrances, except as shown on Schedule 3.27.
                                     -------------

     Section 3.28. Regulatory Examinations.
     ------------  -----------------------

               (a) Except for normal examinations conducted by a regulatory agency in the Ordinary Course of Business, no regulatory agency has initiated any proceeding or investigation into the business or operations of DBC or any of the DBC Subsidiaries. Neither DBC nor any of the DBC Subsidiaries have received any objection from any regulatory agency to DBC's or any of the DBC Subsidiaries' response to any violation, criticism or exception with respect to any report or statement relating to any examinations of DBC and any of the DBC Subsidiaries which would have a materially adverse effect on DBC and any of the DBC Subsidiaries on a consolidated basis.

               (b) Neither DBC nor any of the DBC Subsidiaries are required to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991, any regulations promulgated thereunder, or otherwise which would have a materially adverse effect on DBC and any of the DBC Subsidiaries on a consolidated basis.

     Section 3.29. Beneficial Ownership of FFC Common Stock. DBC and the DBC
     ------------  ----------------------------------------
Subsidiaries do not, and prior to the Effective Time, DBC and the DBC Subsidiaries will not, own beneficially (within the meaning of SEC Rule 13-d-3(d)(1)) more than five percent (5%) of the outstanding shares of FFC Common Stock.

     Section 3.30. Fairness Opinion. DBC's Board of Directors has received a
     ------------  ----------------
written opinion from Sandler O'Neill & Partners, L.P., a copy of which has been furnished to FFC to be confirmed in writing prior to the publication of the Proxy Statement/Prospectus (a copy of such confirming written opinion being provided simultaneously to FFC at the time of receipt), to the effect that the Conversion Ratio, at the time of execution of this Agreement, is fair to DBC's shareholders from a financial point of view.

                ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF FFC

     FFC represents and warrants to DBC, as of the date of this Agreement and as of the date of the Closing, as follows:

     Section 4.1. Authority. The execution and delivery of this Agreement and
     -----------  ---------
the consummation of the transactions contemplated herein have been authorized by the Board of Directors of FFC, and no other corporate action on the part of FFC is necessary to authorize this Agreement or the consummation by FFC of the transactions contemplated herein. This Agreement has been duly executed and delivered by FFC and, assuming due authorization, execution and delivery by DBC, constitutes a valid and binding obligation of FFC. The execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or Bylaws of FFC or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which FFC is a party or by which FFC or any of its properties are bound.

     Section 4.2. Organization and Standing. FFC is a business corporation that
     -----------  -------------------------
is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FFC is a registered financial holding company under the BHC Act and has full power and lawful authority to own and hold its properties and to carry on its present business.

     Section 4.3. Capitalization. The authorized capital of FFC consists
     -----------  --------------
exclusively of 400,000,000 shares of FFC Common Stock and 10,000,000 shares of preferred stock without par value (the "FFC Preferred Stock"). As of December 23, 2000, there were 71,924,771 shares of FFC Common Stock validly issued, outstanding, fully paid and non-assessable and 899,668 shares are held as treasury shares. No shares of FFC Preferred Stock have been issued as of the date of this Agreement, and FFC has no present intention to issue any shares of FFC Preferred Stock. As of December 23, 2000, there are no outstanding obligations, options or rights of any kind entitling other persons to acquire shares of FFC Common Stock or shares of FFC Preferred Stock and there are no outstanding securities or other instruments of any kind convertible into shares of FFC Common Stock or into shares of FFC Preferred Stock, except as follows:
(i) 1,778,808 shares of FFC Common Stock were issuable upon the exercise of outstanding stock options granted under the FFC Incentive Stock Option Plan and the FFC Employee Stock Purchase Plan and (ii) there were outstanding 71,924,771 Rights representing the right under certain circumstances to purchase shares of FFC Common Stock pursuant to the terms of a Shareholder Rights Agreement, dated June 20, 1989, as amended and restated as of April 27, 1999 ("the FFC Shareholder Rights Agreement"), entered into between FFC and Fulton Bank and
(iii) shares of FFC Common Stock reserved from time to time for issuance pursuant to FFC's Employee Stock Purchase and Dividend Reinvestment Plans. All shares of FFC Common Stock that are issued in the Merger shall include purchase Rights under the FFC Shareholder Rights Agreement unless, prior to the Effective Date, all Rights issued under said Agreement shall have been redeemed by FFC without a Distribution Date having occurred under such Agreement.

     Section 4.4. Articles of Incorporation and Bylaws. The copies of the
     -----------  ------------------------------------
Articles of Incorporation, as amended, and of the Bylaws, as amended, of FFC that have been delivered to DBC are true, correct and complete.

     Section 4.5. Subsidiaries. Schedule 4.5 contains a list of all subsidiaries
     -----------  ------------  ------------
("Subsidiaries") which FFC owns, directly or indirectly. Except as otherwise disclosed on Schedule 4.5: (i) FFC owns, directly or indirectly, all of the
             ------------
outstanding shares of capital stock of each Subsidiary, and (ii) as of the date of this Agreement: (A) there are no outstanding obligations, options or rights of any kind entitling persons (other than FFC or any Subsidiary) to acquire shares of capital stock of any Subsidiary, and (B) there are no outstanding securities or other instruments of any kind held by persons (other than FFC or any Subsidiary) that are convertible into shares of capital stock of any Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which it is incorporated. Each Subsidiary has full power and lawful authority to own and hold its properties and to carry on its business as presently conducted. Each Subsidiary which is a banking institution is an insured bank under the provisions of the FDI Act.

     Section 4.6. Financial Statements. FFC has delivered to DBC the following
     -----------  --------------------
financial statements: Consolidated Balance Sheets at December 31, 1999 and 1998 and Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997, certified by Arthur Andersen LLP and set forth in the Annual Report to the shareholders of FFC for the year ended December 31, 1999 and Consolidated Balance Sheets as of September 30, 2000, Consolidated Statements of Income for the three-month and nine-month periods ended September 30, 2000, and Consolidated Statements of Cash Flows for the nine-months ended September 30, 2000 and 1999, as filed with the SEC in a Quarterly Report on Form 10-Q (the Consolidated Balance Sheet as of September 30, 2000 being hereinafter referred to as the "FFC Balance Sheet"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of FFC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto.

     Section 4.7. Absence of Undisclosed Liabilities. Except as disclosed in
     -----------  ----------------------------------
Schedule 4.7 or as reflected, noted or adequately reserved against in the FFC Balance Sheet, at September 30, 2000 FFC had no material liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the FFC Balance Sheet under generally accepted accounting principles. Except as described in Schedule 4.7, since September 30,
                                              ------------
2000 FFC has not incurred any such liability other than liabilities of the same nature as those set forth in the FFC Balance Sheet, all of which have been reasonably incurred in the ordinary course of business.

     Section 4.8. Absence of Changes; Dividends, Etc.. Since September 30, 2000
     -----------  -----------------------------------
(a) there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC and the FFC Subsidiaries on a consolidated basis and (b) except as disclosed in Schedule 4.8, FFC has not declared, set aside, made or paid any
                ------------
dividend or other distribution in respect of the FFC Common Stock, or purchased, issued or sold any shares of FFC Common Stock or the FFC Subsidiaries Common Stock.

     Section 4.9. Litigation and Governmental Directives. Except as disclosed in
     -----------  --------------------------------------
Schedule 4.9: (i) there is no litigation, investigation or proceeding pending,
------------
or to the knowledge of FFC threatened, that involves FFC or its properties and that, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or of any arbitration tribunal against FFC which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted; and
(iii) FFC is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to FFC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

     Section 4.10. Compliance with Laws; Governmental Authorizations. Except as
     ------------  -------------------------------------------------
disclosed in Schedule 4.10 or where noncompliance would not have a material and
             -------------
adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC: (i) FFC and each of its Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to their respective operations and properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the respective businesses of FFC and each of its Subsidiaries as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof.

     Section 4.11. Complete and Accurate Disclosure. Neither this Agreement
     ------------  --------------------------------
(insofar as it relates to FFC, FFC Common Stock, and the involvement of FFC in the transactions contemplated hereby) nor any financial statement, schedule (including, without limitation, its Schedules to this Agreement), certificate or other statement or document delivered by FFC to DBC in connection herewith contains any statement which, at the time and under the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by FFC to DBC in connection with the Registration Statement (as defined in Section 6.1(b)), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

     Section 4.12. Labor Relations. Neither FFC nor any of its Subsidiaries is a
     ------------  ---------------
party to or bound by any collective bargaining agreement. FFC and each of its Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the knowledge of FFC or any Subsidiary threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or prospects of FFC.

     Section 4.13. Employee Benefits Plans. FFC's contributory profit-sharing
     ------------  -----------------------
plan, defined benefits pension plan and 401(k) plan (hereinafter collectively referred to as the "FFC Pension Plans") are exempt from tax under Sections 401 and 501 of the Code, have been maintained and operated in compliance with all applicable provisions of the Code and ERISA, are not subject to any accumulated funding deficiency within the meaning of ERISA and the regulations promulgated thereunder, and do not have any outstanding liability to the Pension Benefit Guaranty Corporation

(the "PBGC"). No "prohibited transaction" or "reportable event" (as such terms are defined in the Code or ERISA) has occurred with respect to the FFC Pension Plans or any other employee benefit plan to which FFC or any of its subsidiaries are a party or by which FFC or any of its subsidiaries are bound (each hereinafter called an "FFC Benefit Plan"). There have been no breaches of fiduciary duty by any fiduciary under or with respect to the FFC Pension Plans or any other FFC Benefit Plan, and no claim is pending or threatened with respect to any FCC Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither FCC or any of its subsidiaries have incurred any liability for any tax imposed by Section 4975 of the Code or for any penalty imposed by the Code or by ERISA with respect to the FFC Pension Plans or any other FFC Benefit Plan. There has not been any audit of any FCC Benefit Plan by the Department of Labor, the IRS or the PBGC since 1990.

     Section 4.14. Environmental Matters. Except as disclosed in Schedule 4.14
     ------------  ---------------------                         -------------
or as reflected, noted or adequately reserved against in the FFC Balance Sheet, FFC has no material liability relating to any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance that has been used, generated, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation real estate acquired by means of foreclosure or other exercise of any creditor's right) or leased by FFC and which is required to be reflected, noted or adequately reserved against in FFC's consolidated financial statements under generally accepted accounting principles.

     Section 4.15. SEC Filings. No registration statement, offering circular,
     ------------  -----------
proxy statement, schedule or report filed and not withdrawn by FFC with the SEC under the 1933 Act or the 1934 Act, on the date of effectiveness (in the case of any registration statement or offering circular) or on the date of filing (in the case of any report or schedule) or on the date of mailing (in the case of any proxy statement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Section 4.16. Proxy Statement/Prospectus. At the time the Proxy Statement/Prospectus (as defined in Section 6.1(b)) is mailed to the shareholders of DBC and at all times subsequent to such mailing, up to and including the Effective Time, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to FFC, FFC Common Stock, and actions taken and statements made by FFC in connection with the transactions contemplated herein (other than information provided by DBC or Drovers Bank to FFC), will: (i) comply in all material respects with applicable provisions of the 1933 Act and 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

     Section 4.17. Regulatory Approvals. FFC is not aware of any reason why any
     ------------  --------------------
of the required regulatory approvals to be obtained in connection with the Merger should not be granted by such regulatory authorities or why such regulatory approvals should be conditioned on any requirement which would be a significant impediment to FFC's ability to carry on its business.

     Section 4.18. No Finder. FFC has not paid or become obligated to pay any
     ------------  ---------
fee or commission of any kind whatsoever to any broker, finder, advisor or other intermediary for, on account of, or in connection with the transactions contemplated in this Agreement.

     Section 4.19. Taxes. FFC has filed, or has received extension for filing,
     ------------  -----
all federal, state, county, municipal and foreign tax returns, reports and declarations which are required to be filed by it as of September 30, 1999. Except as disclosed in Schedule 4.19, (i) FFC has paid all taxes, penalties and
                       -------------
interest which have become due pursuant thereto or which became due pursuant to federal, state, county, municipal or foreign tax laws applicable to the periods covered by the foregoing tax returns, and (ii) FFC has not received any notice of deficiency or assessment of additional taxes. Except as disclosed in
Schedule 4.19, the accruals and reserves reflected in the FFC Balance Sheet are
-------------
adequate to cover all material taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of FFC's consolidated operations for all periods prior to the date of such Balance Sheet.

     Section 4.20. Title to and Condition of Assets. FFC has good and marketable
     ------------  --------------------------------
title to all material consolidated real and personal properties and assets reflected in the FFC Balance Sheet or acquired subsequent to September 30, 2000 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided,
                                                                    --------
however, that the representations and warranties contained in this sentence do
-------
not cover liens or encumbrances that: (i) are reflected in the FFC Balance Sheet; (ii) represent liens of current taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties and assets subject thereto.

     Section 4.21. Contracts. All FFC Material Contracts are enforceable against
     ------------  ---------
FFC, and FFC has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect. "FFC Material Contracts" shall be defined as each written or oral contract entered into by FFC (other than contracts with customers reasonably entered into by FFC in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $100,000 per year, including without limitation every employment contract, employee benefit plan, agreement, lease, license, indenture, mortgage and other commitment to which either FFC or FFC Subsidiaries are a party or by which FFC or any of the FFC Subsidiaries or any of their properties may be bound.

     Section 4.22. Insurance. All policies of insurance covering operations of
     ------------  ---------
FFC which are, in the aggregate, material (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of FFC are in full force and effect, and no notices of cancellation have been received in connection therewith.

     Section 4.23. Reports. FFC has filed all material reports, registrations
     ------------  -------
and statements that are required to be filed with the FRB, the FDIC, the Department, and any other applicable federal, state or local governmental or regulatory authorities and such reports, registrations and statements referred to in this Section 4.23 were, as of their respective dates, in compliance in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which they were filed; provided, however, that the failure to file any such report, registration or statement or the failure of any report, registration or statement to comply with the applicable regulatory standard shall not be deemed to be a breach of the foregoing representation unless such failure has or may have a material adverse impact on FFC and the FFC Subsidiaries on a consolidated basis. FFC has furnished DBC with, or made available to DBC, copies of all such filings made in the last three fiscal years and in the period from January 1, 2000 to the date of this Agreement. FFC is required to file reports with the SEC pursuant to
Section 12 of the 1934 Act, and FFC has made all appropriate filings under the 1934 Act and the rules and regulations promulgated thereunder. The FFC Common Stock is traded on NASDAQ under the symbol "FULT."

                           ARTICLE V. COVENANTS OF DBC

     From the date of this Agreement until the Effective Time, DBC covenants and agrees to do, and shall cause the DBC Subsidiaries to do, the following:

     Section 5.1. Conduct of Business. Except as otherwise consented to by FFC
     -----------  -------------------
in writing which consent will not be unreasonably withheld or delayed, DBC and the DBC Subsidiaries shall: (i) use all reasonable efforts to carry on their respective businesses in, and only in, the Ordinary Course of Business; (ii) use all reasonable efforts to preserve their present business organizations, to retain the services of their present officers and employees, and to maintain their relationships with customers, suppliers and others having business dealings with DBC or any of the DBC Subsidiaries; (iii) maintain all of their structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty; (iv) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to DBC or any of the DBC Subsidiaries; (v) keep in full force and effect all insurance policies now carried by DBC or any of the DBC Subsidiaries; (vi) perform in all material respects each of their obligations under all Material Contracts (as defined in Section 3.12 herein) to which DBC or any of the DBC Subsidiaries are a party or by which any of them may be bound or which relate to or affect their properties, assets and business; (vii) maintain their books of account and other records in the Ordinary Course of Business; (viii) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives applicable to DBC or any of the DBC Subsidiaries and to the conduct of their businesses; (ix) not amend DBC's or any of the DBC Subsidiaries' Articles of Incorporation or Bylaws; (x) not enter into or assume any Material Contract, incur any material liability or obligation, or make any material commitment, except in the Ordinary Course of Business; (xi) not make any material acquisition or disposition of any properties or assets (except for acquisitions or dispositions of properties or assets which do not exceed, in any case, $100,000), or subject any of their properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever; (xii) not knowingly take or permit to be taken any action which would constitute or cause a material breach of any representation, warranty or covenant set forth in this Agreement as of or subsequent to the date of this Agreement or as of the Effective Date; (xiii) except as permitted in Section 5.10 herein, not declare, set aside or pay any dividend or make any other distribution in respect of DBC Common Stock; (xiv) not authorize, purchase (other than open market purchases to obtain DBC Common Stock or issuance of shares for distribution pursuant to DBC's dividend reinvestment plan or employee stock purchase plan prior to January 5, 2001 and issuance of stock options to acquire shares of DBC Common Stock to certain of DBC's directors in the first quarter of 2001 in consideration for deferred directors fees, pursuant to the provisions of the Drovers Bancshares Corporation 1999 Non-Employee Directors Stock Option Plan), redeem, issue (except upon the exercise of outstanding options under the DBC Stock Option Plans) or sell (or grant options or rights to purchase or sell) any shares of DBC Common Stock or any other equity or debt securities of DBC (other than the distribution, under DBC's dividend reinvestment plan, of shares acquired in open market purchases, or the Warrant or the DBC Common Stock issuable under the Warrant); (xv) not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any DBC Benefit Plan, except as required by law (as defined in Section 3.18 herein) for, or enter into or amend any Employment Obligation (as defined in Section 3.17 herein) with any officer, director, employee or consultant of DBC or any of the DBC Subsidiaries, except that DBC and the DBC Subsidiaries may grant reasonable salary increases and bonuses to their officers and employees in the Ordinary Course of Business to the extent consistent with their past practice, and are consistent, in magnitude and otherwise, with the past practices of DBC and the DBC Subsidiaries; (xvi) not enter into any related party transaction of the kind contemplated in Section 3.19 herein except in the Ordinary Course of Business consistent with past practice (as disclosed on Schedule 3.19); (xvii) in determining the additions to loan loss reserves and the loan write-offs, writedowns and other adjustments that reasonably should be made by Drovers Bank during the fiscal year ending December 31, 2000, DBC and the DBC Subsidiaries shall consult with FFC and shall act in accordance with generally accepted accounting principles and DBC's and the DBC Subsidiaries' customary business practices; (xviii) file with appropriate federal, state, local and other governmental agencies all tax returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns or by any taxing authorities and report all information on such returns truthfully, accurately and completely; (xix) not renew any existing contract for services, goods, equipment or the like or enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) that is or may reasonably be expected to have a material adverse effect on DBC and the DBC Subsidiaries except in the Ordinary Course of Business consistent with past practice; (xx) except as permitted by (xi) above, not make any capital expenditures other than in the Ordinary Course of Business or as necessary to maintain existing assets in good repair; (xxi) except as permitted by (xi) above, not make application for the opening or closing of any, or open or close any, branches or automated banking facility; (xxii) not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the Ordinary Course of Business consistent with customary banking practice; or (xxiii) not take any other action similar to the foregoing which would have the effect of frustrating the purposes of this Agreement or the Merger or cause the Merger not to qualify for pooling-of-interests accounting treatment or as a tax-free reorganization under Section 368 of the Code.

     Section 5.2. Best Efforts. DBC and the DBC Subsidiaries shall cooperate
     -----------  ------------
with FFC and shall use their best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and the Restructuring. In particular, without limiting the generality of the foregoing sentence, DBC and the DBC Subsidiaries shall: (i) cooperate with FFC in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 6.1(b)); and (ii) cooperate with FFC in making DBC's and the DBC Subsidiaries' employees reasonably available for training by FFC at DBC's and the DBC Subsidiaries' facilities prior to the Effective Time, to the extent that such training is deemed reasonably necessary by FFC to ensure that DBC's and the DBC Subsidiaries' facilities will be properly operated in accordance with FFC's policies after the Merger.

     Section 5.3. Access to Properties and Records. DBC and the DBC Subsidiaries
     -----------  --------------------------------
shall give to FFC and its authorized employees and representatives (including without limitation its counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of DBC and the DBC Subsidiaries as FFC may reasonably request, subject to the obligation of FFC and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning DBC and the DBC Subsidiaries obtained by reason of such access and subject to applicable law.

     Section 5.4. Subsequent Financial Statements. Between the date of signing
     -----------  -------------------------------
of this Agreement and the Effective Time, DBC and the DBC Subsidiaries shall promptly prepare and deliver to FFC as soon as practicable all internal monthly and quarterly financial statements, all quarterly and annual reports to shareholders and all reports to regulatory authorities prepared by or for either DBC or any of the DBC Subsidiaries (including, without limitation, delivery of DBC's audited annual financial statements for 2000 as soon as they are available) (which additional financial statements and reports are hereinafter collectively referred to as the "Additional DBC Financial Statements"). The representations and warranties set forth in Sections 3.6, 3.7 and 3.8 shall apply to the Additional DBC Financial Statements.

     Section 5.5. Update Schedules. DBC or any of the DBC Subsidiaries shall
     -----------  -----------------
promptly disclose to FFC in writing any material change, addition, deletion or other modification to the information set forth in its Schedules hereto.

     Section 5.6. Notice. DBC or any of the DBC Subsidiaries shall promptly
     -----------  ------
notify FFC in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to FFC in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of DBC or any of the DBC Subsidiaries or restrict in any manner their ability to carry on their respective businesses as presently conducted.

     Section 5.7. No Solicitation.
     -----------  ---------------

              (a) DBC and the DBC Subsidiaries shall not, and shall not authorize or permit any of their officers, directors or employees or any investment banker, financial advisor or attorney to initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, provided, however, that if, at any time the Board of Directors of DBC determines in good faith, based on the written advice of outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties under applicable law, DBC, in response to a written Acquisition Proposal that
(i) was unsolicited or that did not otherwise result from a breach of this Section, and (ii) is reasonably likely to lead to a Superior Proposal, may (x) furnish non-public information with respect to DBC or the DBC Subsidiaries to the person who made such Acquisition Proposal pursuant to a customary confidentiality agreement and (y) participate in negotiations regarding such Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or officer of DBC or any of the DBC Subsidiaries or any investment banker, financial advisor, attorney, accountant, or other representative of DBC or any of the DBC Subsidiaries, whether or not acting on behalf of DBC or any of its subsidiaries, shall be deemed to be a breach of this Section by DBC.

              (b) DBC shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon this Agreement and shall take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval of this Agreement by its shareholders at the meeting, including recommending the approval of this Agreement by DBC's shareholders; provided, however, that DBC's Board of Directors shall not be required to take any action otherwise required by this sentence that it has determined in good faith, based on the advice of outside counsel, would be reasonably likely to constitute a breach of its fiduciary duties under applicable law.

              (c) The Board of Directors of DBC shall not (1) fail to recommend this Agreement, withdraw or modify, or propose to withdraw or modify, in a manner adverse to FFC, its approval or recommendation of this Agreement or the Merger unless there is an Acquisition Proposal outstanding, (2) approve or recommend, or propose to approve or recommend, an Acquisition Proposal or (3) cause DBC to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to an Acquisition Proposal unless (x) the Board of Directors of DBC shall have determined in good faith, based on the written advice of outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties under applicable law and (y) the applicable Acquisition Proposal is a Superior Proposal.

              (d) Nothing contained in this Section shall prohibit DBC from at any time taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the

Securities Exchange Act of 1934, as amended, provided, however, that neither DBC nor its Board of Directors shall, except as permitted by paragraph (b) of this section, propose to approve or recommend, an Acquisition Proposal.

              (e) DBC shall promptly (but in any event within one day) advise FFC orally and in writing of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal including any request for information, the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the person making such request, Acquisition Proposal or inquiry. DBC will, to the extent reasonably practicable, keep FFC fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

              (f) (i) In the event the Board of Directors of DBC takes any of the actions set forth in clauses (1), (2) and/or (3) of Section 5.7(c) in compliance with the standards in (x) and (y) therein, such action shall allow termination of this Agreement by FFC under Section 8.1(b)(iii) herein which shall be treated in the same manner as termination under Section 8.1(a) herein and shall allow exercise of the Warrant. In the event the Board of Directors of DBC takes any of the actions set forth in clauses (1), (2) and/or (3) of Section 5.7(c) without compliance with the standards in (x) and (y) therein, such action shall constitute a breach allowing termination of this Agreement by FFC under
Section 8.1(c)(iii) herein which shall be treated in the same manner as termination by FFC under Section 8.1(b)(i) herein and shall allow exercise of the Warrant.

                  (ii) This Agreement may be terminated by DBC prior to the shareholders meeting of DBC if (A) the Board of Directors of DBC shall have determined in good faith based on the advice of outside counsel that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to DBC's shareholders under applicable law, (B) it is not in breach of its obligations under this Section 5.7 in any material respect and has complied with, and continues to comply with, all requirements and procedures of this
Section 5.7 in all material respects and has authorized, subject to complying with the terms of this Agreement, DBC to enter into a binding written agreement for a transaction that constitutes a Superior Proposal and DBC notifies FFC in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice; (C) FFC does not make, within five (5) business days after receipt of DBC's written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer that the Board of Directors reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the shareholders of DBC as the Superior Proposal and during such period DBC reasonably considers and discusses in good faith all proposals submitted by FFC and, without limiting the foregoing, meets with, and causes its financial and legal advisors to meet with, FFC and its advisors from time to time as required by FFC to consider and discuss in good faith FFC's proposals, and (D) prior to DBC's termination pursuant to this Section 5.7(f)(ii), DBC confirms in writing that such termination allows exercise of the Warrant. DBC agrees (x) that it will not enter into a binding agreement referred to in clause (B) above until at least the five (5) business days after FFC has received the notice to FFC required by clause (B) and (y) to notify FFC promptly if its intention to enter into a binding agreement referred to in its notice to FFC shall change at any time after giving such notice.

              (g) For the purpose of this Section 5.7:

                  (i) "Acquisition Proposal" shall mean a written proposal or written offer (other than by another party hereto) for a tender or exchange offer for securities of DBC or any of the DBC Subsidiaries, or a merger, consolidation or other business combination involving an acquisition of DBC or any of the DBC Subsidiaries or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of DBC or any of the DBC Subsidiaries.

                  (ii) A "Superior Proposal" shall be an Acquisition Proposal that the Board of Directors of DBC believes in good faith (after consultation with its financial advisor) is reasonably capable of being completed, taking into account all relevant legal, financial, regulatory and other aspects of the Acquisition Proposal and the source of its financing, on the terms proposed and, believes in good faith (after consultation with its financial advisor and after taking into account the strategic benefits anticipated to be derived from the Merger and the long-term prospects of DBC and the DBC Subsidiaries as a combined company), would, if consummated, result in a transaction more favorable to the shareholders of DBC from a financial point of view, than the transactions contemplated by this Agreement and believes in good faith (after consultation with its financial advisor) that the person making such Acquisition Proposal has, or is reasonably likely to have or obtain, any necessary funds or customary commitments to provide any funds necessary to consummate such Acquisition Proposal.

     Section 5.8. Affiliate Letters. DBC shall use its best efforts to deliver
     -----------  -----------------
or cause to be delivered to FFC, at or before the Closing, a letter from each of the officers and directors of DBC (and shall use its best efforts to obtain and deliver such a letter from each shareholder of DBC) who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of DBC, in form and substance satisfactory to FFC, under the terms of which each such officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of FFC Common Stock to be received by such person pursuant to this Agreement.

     Section 5.9. No Purchases or Sales of FFC Common Stock During Price
     -----------  ------------------------------------------------------
Determination Period. DBC and the DBC Subsidiaries shall not, and shall use
--------------------
their best efforts to ensure that their executive officers and directors do not, and shall use their best efforts to ensure that each shareholder of DBC who may be deemed an "affiliate" (as defined in SEC Rules 145 and 405) of DBC does not, purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period.

     Section 5.10. Dividends. DBC shall not declare or pay a cash dividend on
     ------------  ---------
the DBC Common Stock; provided, however, that DBC may declare and pay a dividend on the DBC Common Stock on each of (i) March 30, 2001 in the amount of $.13 per share, (ii) June 29, 2001 in the amount of $.14 per share, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on July 15, 2001; (iii) September 28, 2001 in the amount of $.14 per share, provided that the Effective Date does not occur (or is not expected to occur) on or before the record date for the dividend on the FFC Common Stock scheduled to be paid on October 15, 2001 (it being the intent of FFC and DBC that DBC be permitted to pay a dividend on the DBC Common Stock on the dates indicated in subsections (ii), (iii) and (iv) above only if the shareholders of DBC, upon becoming shareholders of FFC, would not be entitled to receive a dividend on the FFC Common Stock on the payment dates indicated in such subsections).

     Section 5.11. Accounting Treatment. DBC acknowledges that FFC intends to
     ------------  --------------------
treat the Merger as a "pooling-of-interest" for financial reporting purposes. DBC shall not take (and shall use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants or other representatives of DBC to take) any action that would preclude FFC from treating such business combination as a "pooling-of-interests" for financial reporting purposes.

                         ARTICLE VI. COVENANTS OF FFC

     From the date of this Agreement until the Effective Time, or until such later date as may be expressly stipulated in any Section of this Article VI, FFC covenants and agrees to do the following:

     Section 6.1. Best Efforts. FFC shall cooperate with DBC and the DBC
     -----------  ------------
Subsidiaries and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and the Restructuring. In particular, without limiting the generality of the foregoing sentence, FFC agrees to do the following:

              (a) Applications for Regulatory Approval: FFC shall promptly
                  ------------------------------------
prepare and file, with the cooperation and assistance of (and after review by) DBC and its counsel and accountants, all required applications for regulatory approval of the transactions contemplated by this Agreement, including without limitation applications for approval under the BHC Act, the Pennsylvania Banking Code of 1965, as amended and the Federal Deposit Insurance Act, as amended.

              (b) Registration Statement: FFC shall promptly prepare, with the
                  ----------------------
cooperation and assistance of (and after review by) DBC and its counsel and accountants, and file with the SEC a registration statement (the "Registration Statement") for the purpose of registering the shares of FFC Common Stock to be issued to shareholders of DBC under the provisions of this Agreement and a proxy statement and prospectus which is prepared as a part thereof (the "Proxy Statement/Prospectus") for the purpose of registering the shares of FFC's Common Stock to be issued to the shareholders of DBC, and the soliciting of the proxies of DBC's shareholders in favor of the Merger, under the provisions of this Agreement. FFC may rely upon all information provided to it by DBC and Drovers Bank in this connection and FFC shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, or in the Proxy Statement/Prospectus, if such statement is made by FFC in reliance upon any information provided to FFC by DBC or the DBC Subsidiaries or by any of their officers, agents or representatives.

              (c) State Securities Laws: FFC, with the cooperation and
                  ---------------------
assistance of DBC and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

              (d) Stock Listing: FFC, with the cooperation and assistance of DBC
                  -------------
and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to list the shares of FFC Common Stock to be issued in the Merger on NASDAQ.

              (e) Adopt Amendments: FFC shall not adopt any amendments to its
                  ----------------
charter or bylaws or other organizational documents that would alter the terms of FFC's Common Stock or could reasonably be expected to have a material adverse effect on the ability of FFC to perform its obligations under this Agreement.

              (f) Tax Treatment. FFC shall take no action which would have the
                  -------------
effect of causing the Merger not to qualify as a tax-free reorganization under
Section 368 of the Code.

     Section 6.2. Access to Properties and Records. FFC shall give to DBC and to
     -----------  --------------------------------
its authorized employees and representatives (including without limitation DBC's counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of FFC as DBC may reasonably request, subject to the obligation of DBC and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning FFC obtained by reason of such access.

     Section 6.3. Subsequent Financial Statements. Between the date of signing
     -----------  -------------------------------
of this Agreement and the Effective Time, FFC shall promptly prepare and deliver to DBC as soon as practicable each Quarterly Report to FFC's shareholders and any Annual Report to FFC's shareholders normally prepared by FFC. The representations and warranties set forth in Sections 4.6, 4.7 and 4.8 herein shall apply to the financial statements (hereinafter collectively referred to as the "Additional FFC Financial Statements") set forth in the foregoing Quarterly Reports and any Annual Report to FFC's shareholders.

     Section 6.4. Update Schedules. FFC shall promptly disclose to DBC in
     -----------  ----------------
writing any change, addition, deletion or other modification to the information set forth in its Schedules to this Agreement.

     Section 6.5. Notice. FFC shall promptly notify DBC in writing of any
     -----------  ------
actions, claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to DBC in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FFC or restrict in any manner the right of FFC to carry on its business as presently conducted.

     Section 6.6. Employment Arrangements.
     -----------  -----------------------

              (a) From and after the Effective Time, (i) FFC, Fulton Bank, Advisors or another subsidiary of FFC (the "FFC Employers") shall: (A) to satisfy each of the Employment Obligations (as defined in Section 3.17 herein),
(B) use its best efforts to retain each present full-time employee of DBC and the DBC Subsidiaries at such employee's current position (or, if offered to, and accepted by, an employee, a position for which the employee is qualified with the FFC Employers at a salary commensurate with the position), (C) pay compensation to each person who was employed as of the Effective Time and who continues to be employed by the FFC Employers on and after the Effective Time, that is at least equal to the aggregate compensation that such person was receiving from DBC or the DBC Subsidiaries prior to the Effective Time (unless there is a material change in the duties and responsibilities of such employee),
(ii) in the event that the FFC Employers shall continue to employ officers or employees of DBC and the DBC Subsidiaries as of the Effective Time, the FFC Employers shall employ such persons on the Effective Time as "at will" employees, and (iii) in the event the FFC Employers are not willing to employ, or terminate the employment (other than as a result of unsatisfactory performance of their respective duties and provided that a requirement to regularly perform duties at a location which is more than 25 miles from both an employee's principal place of employment with DBC and Drovers Bank and his residence as of the date of this Agreement may be treated as a termination of employment of such employee) of any officers or employees of DBC or the DBC Subsidiaries as of the Effective Time, the FFC Employers shall pay severance benefits to such employee (other than employees who receive payments under an Employment Obligation) as follows: (A) in the event employment is terminated on or prior to the date which is one year after the Effective Date, two week's salary plus one week's salary for each year of service with DBC or the DBC Subsidiaries, with a maximum of fifty-two week's salary; or (B) in the event employment is terminated thereafter, in accordance with the then existing severance policy of the Bank or its successor.

              (b) On and after the Effective Time, (i) the FFC Employers shall continue to maintain the Drovers and Mechanics Bank Salary Deferral Plan and the Drovers and Mechanics Bank Pension Plan (the "DBC Retirement Plans") for all employees of DBC and the DBC Subsidiaries who are participants in the DBC Retirement Plans as of the Effective Time and who become employees of the FFC Employers, provided however, FFC Employers shall be obligated to continue the Drovers Retirement Plans for those former DBC and DBC Subsidiaries' employee participants until the earlier of: (A) the date that the Drovers Retirement Plans can no longer satisfy applicable qualified retirement plan discrimination testing under the Code (taking into consideration all methods available for satisfying discrimination testing applicable to qualified retirement plans under the Code), or (B) the last day of the plan year of the Drovers Retirement Plans in which it is determined that the minimum required cash contribution, as determined under the Code for the Drovers and Mechanics Bank pension plan and the matching contribution under the Drovers and Mechanics Bank Salary Deferral Plan (based on the formula as of the Effective Time), exceed 10% of the participant covered payroll; thereafter DBC and DBC Subsidiaries' employees shall participate under the retirement plans provided by the FFC Employers for FFC employees; and (ii) with respect to non-retirement plan employee benefits, the FFC Employers shall provide employee benefits for all employees of DBC and the DBC Subsidiaries who become employees of the FFC Employers which are substantially equivalent to or better than, in the aggregate, the non-retirement plan employee benefits provided by DBC and the DBC Subsidiaries to the employees immediately prior to the Effective Time. DBC and the DBC Subsidiaries' employees who became employed by the FFC Employers shall receive service credit for vesting and eligibility purposes under the employee benefit plans of FFC for their service with DBC and the DBC Subsidiaries up through the Effective Time, provided, however, with respect to vesting and eligibility service credit under the FFC retirement plans, vesting and eligibility credit shall only be required at the point in time it is determined that the DBC and DBC Subsidiaries' employees are to participate in the FFC retirement plans.

     Section 6.7. No Purchase or Sales of FFC Common Stock During Price
     -----------  -----------------------------------------------------
Determination Period. Neither FFC nor any Subsidiary of FFC, nor any executive
--------------------
officer or director of FFC or any Subsidiary of FFC, nor any shareholder of FFC who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of FFC, shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of FFC Common Stock or any options, rights or other securities convertible into shares of FFC Common Stock during the Price Determination Period; provided, however, that FFC may purchase shares of FFC Common Stock in the ordinary course of business during the Price Determination Period pursuant to FFC's Benefit Plans or FFC's Dividend Reinvestment Plan.

     Section 6.8. Drovers Division and Drovers Regional Directors.
     -----------  -----------------------------------------------

              (a) For a period of at least three (3) years after the Effective Date, FFC shall (subject to the right of FFC and the Drovers Regional Directors to terminate such obligations under this Section 6.8(a) pursuant to subsections
(c) and (d) below) (i) operate the former business of Drovers Bank as the York Division of Fulton Bank (subject to the Trust Business Transfer and such consolidations and/or closures of branch offices of Fulton Bank and Drovers Bank as deemed desirable by FFC) (the "Drovers Division") under the name "Drovers Bank, a division of Fulton Bank" or similar designation authorized by the Department (and to which the FDIC has no objection); and (ii) appoint the present directors of Drovers Bank who indicate their desire to serve (the "Drovers Regional Directors") on the board of the Drovers Division (the "Regional Board"), provided, that, after such three-year period, each Regional Director shall be subject to FFC's mandatory retirement rules for directors.

              (b) For a period of three (3) years after the Effective Date (subject to the right of FFC and to Drovers Regional Directors to terminate such obligations under this Section 6.8(b) under subsections (c) and (d) below), each non-employee Drovers Regional Director and each director of FFC or Fulton Bank shall continue to receive aggregate director's fees from FFC or Fulton Bank in an amount not less than the fees he or she was receiving from DBC and the DBC Subsidiaries prior to the Effective Date (the current fees being set forth on
Schedule 6.8 and to remain unchanged through the Effective Date) or, if higher,
------------
the fees paid by FFC or Fulton Bank, as applicable, to its directors, provided that, in the event an individual ceases to act as a director of the

Regional Board, FFC or Fulton Bank, the foregoing obligation to maintain existing fees and benefits shall not apply to successors in such positions.

              (c) FFC shall have the right to terminate its obligations under subsections (a) and (b) of this Section 6.8 as a result of (i) regulatory requirements, (ii) safe and sound banking practices, or (iii) the exercise of their fiduciary duties by FFC's directors.

              (d) Notwithstanding anything herein to the contrary, the Drovers Regional Directors, in their exercise of their fiduciary duty as to the best interests of Fulton Bank and FFC, may, by a majority vote of such directors, modify or waive any or all of the foregoing provisions in subsections (a) and
(b) of this Section 6.8.

     Section 6.9 Insurance; Indemnification.
                 --------------------------

              (a) For three years after the Effective Date, FFC shall (and Drovers Bank shall cooperate in these efforts) obtain and maintain (a) "tail" coverage relating to DBC's existing directors and officers liability insurance policy (provided that such insurance shall be in such amount and carry such premium as may be reasonably acceptable to FFC (not to exceed 150% of the current premium for DBC's existing directors and officers liability insurance policy) and that FFC may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or circumstances which occur prior to the Effective Date (other than relating to this Agreement and the transactions contemplated hereby) and covering persons who are covered by such insurance immediately prior to the Effective Date and (b) provide the Drovers Bank Continuing Directors with coverage under a directors and officers liability policy or policies similar to the coverage provided to directors of other subsidiaries of FFC.

              (b) From and after the Effective Date, FFC shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Date, an officer, employee or director of DBC or a DBC Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of FFC, which consent shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part out of the fact that such person is or was a director, officer or employee of DBC or a DBC Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring prior to the Effective Date (including, without limitation, the Merger and other transactions contemplated by this Agreement) regardless of whether such Claim is asserted or claimed prior to, at, or after the Effective Date (the "Indemnified Liabilities") to the full extent permitted under applicable law as to the date hereof or amended prior to the Effective Date and under the Articles of Incorporation or Bylaws of DBC or a DBC Subsidiary as in effect as of the date hereof (and FFC shall pay expenses in advance of the full disposition of any such action or proceeding to each of the Indemnified Parties to the full extent permitted by applicable law and FFC's Articles of Incorporation and Bylaws). Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any claim, shall notify

FFC (but the failure to so notify FFC shall not relieve FFC from any liability which FFC may have under this section except to the extent FFC is materially prejudiced thereby). In the defense of any action covered by this Section 6.9(b), FFC shall have the right to direct the defense of such action and retain counsel of its choice; provided, however, that, notwithstanding the foregoing, the Indemnified Parties as a group may retain a single law firm to represent them with respect to each matter under this section if there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of FFC and the Indemnified Parties (the Indemnified Parties may also retain more than one law firm if there is, under applicable standards of professional conduct, a conflict of any significant issues between the positions of two or more Indemnified Parties). FFC shall have an obligation to advance funds to satisfy an obligation of FFC or any successor to FFC under this Section 6.9(b) to the same extent that FFC would be obligated to advance funds under the indemnification provisions of its Articles of Incorporation and/or Bylaws.

     Section 6.10. Appointment of FFC and Fulton Bank Directors. FFC shall, on
     ------------  --------------------------------------------
or promptly after the Effective Date, appoint to (i) FFC's Board of Directors two of DBC's current directors and (ii) Fulton Bank's Board of Directors three other of DBC's current directors (in each case, designated, subject to the reasonable approval of FFC, by vote of DBC's Board of Directors prior to the Effective Date) to serve as directors of FFC or Fulton Bank, as applicable. The two (2) present directors of DBC designated to serve on the FFC Board would be offered at least one full three-year term as a director of FFC. The three other present directors of DBC designated to serve on the Fulton Bank Board would be offered at least three consecutive one-year terms as a director of Fulton Bank. FFC and Fulton Bank have mandatory retirement policies for directors who attain age 70; however, they would "grandfather" all present directors of DBC from the application of such policy for a three year period after the Effective Date unless a director would have otherwise been obligated to retire from the Board of DBC under any policy it currently has in effect.

     Section 6.11. Combined Financial Statements. FFC shall use its best efforts
     ------------  -----------------------------
to file with the SEC 30-days of combined financial statements in accordance with Rule 145 within 45 days of the Effective Date or as soon as practical thereafter.

         Section 6.12. Assumption of DBC Debentures. FFC agrees that, effective
         ------------  ----------------------------
with the Effective Date and without any further action being required, it shall assume DBC's 9.25% Junior Subordinated Deferrable Interest Debentures due September 30, 2029 and all of DBC's obligations under the related Indenture.

                       ARTICLE VII. CONDITIONS PRECEDENT

     Section 7.1. Common Conditions. The obligations of the parties to
     -----------  -----------------
consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of Section 8.4 herein:

              (a) Shareholder Approval: This Agreement shall have been duly
                  --------------------
authorized, approved and adopted by the shareholders of DBC.

              (b) Regulatory Approvals: The approval of each federal and state
                  --------------------
regulatory authority having jurisdiction over the transactions contemplated by this Agreement (including the Merger and the Restructuring), including without limitation, the Federal Reserve Board, the Department and the Federal Deposit Insurance Corporation, shall have been obtained and all applicable waiting and notice periods shall have expired, subject to no terms or conditions which would
(i) require or could reasonably be expected to require (A) any divestiture by FFC of a portion of the business of FFC, or any subsidiary of FFC or (B) any divestiture by DBC or the DBC Subsidiaries of a portion of their businesses which FFC in its good faith judgment believes will have a significant adverse impact on the business or prospects of DBC or the DBC Subsidiaries, as the case may be, or (ii) impose any condition upon FFC, or any of its subsidiaries, which in FFC's good faith judgment (x) would be materially burdensome to FFC and its subsidiaries taken as a whole, (y) would significantly increase the costs incurred or that will be incurred by FFC as a result of consummating the Merger or (z) would prevent FFC from obtaining any material benefit contemplated by it to be attained as a result of the Merger.

              (c) Stock Listing. The shares of FFC Common Stock to be issued in
                  -------------
the Merger shall have been authorized for listing on NASDAQ.

              (d) Tax Opinion. Each of FFC and DBC shall have received an
                  -----------
opinion of FFC's counsel, Barley, Snyder, Senft & Cohen, LLC, reasonably acceptable to FFC and DBC, addressed to FFC and DBC, with respect to federal tax laws or regulations, to the effect that:

                  (1) The Merger will constitute reorganizations within the meaning of Section 368(a)(1)(A) of the Code;

                  (2) No gain or loss will be recognized by FFC or Fulton Bank by reason of the Merger;

                  (3) The bases of the assets of DBC in the hands of FFC will be the same as the bases of such assets in the hands of DBC immediately prior to the Merger;

                  (4) The holding period of the assets of DBC in the hands of FFC will include the period during which such assets were held by DBC prior to the Merger;

                  (5) A holder of DBC Common Stock who receives shares of FFC Common Stock in exchange for his DBC Common Stock pursuant to the reorganization (except with respect to cash received in lieu of fractional shares of FFC Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange.

                  (6) A holder of DBC Common Stock who receives cash in lieu of a fractional share of FFC Common Stock will be treated as if he received a fractional share of FFC Common Stock pursuant to the reorganization which FFC then redeemed for cash. The holder of DBC Common Stock will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share.

                  (7) The tax basis of the FFC Common Stock to be received by the shareholders of DBC pursuant to the terms of this Agreement will include the holding period of the DBC Common Stock surrendered in exchange therefor, provided that such DBC Common Stock is held as a capital interest at the Effective Time.

                  (8) The holding period of the shares of FFC Common Stock to be received by the shareholders of DBC will include the period during which they held the shares of DBC Common Stock surrendered, provided the shares of DBC Common Stock are held as a capital asset on the date of the exchange.

              (e) Registration Statement: The Registration Statement (as
                  ----------------------
defined in Section 6.1(b), including any amendments thereto) shall have been declared effective by the SEC; the information contained therein shall be true, complete and correct in all material respects as of the date of mailing of the Proxy Statement/Prospectus (as defined in Section 6.1(b)) to the shareholders of DBC; regulatory clearance for the offering contemplated by the Registration Statement (the "Offering") shall have been received from each federal and state regulatory authority having jurisdiction over the Offering; and no stop order shall have been issued and no proceedings shall have been instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.

              (f) No Suits: No action, suit or proceeding shall be pending or
                  --------
threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement; provided, however, that if FFC agrees to defend and indemnify DBC and
           --------  -------
Drovers Bank and their respective officers and directors with regard to any such action, suit or proceeding pending or threatened against them or any of them, then such pending or threatened action, suit or proceeding shall not be deemed to constitute the failure of a condition precedent to the obligation of DBC to consummate this Agreement.

              (g) Pooling. FFC and DBC shall have been advised in writing by
                  -------
Arthur Andersen, LLP on the Effective Date that the Merger should be treated as a pooling transaction for financial accounting purposes.

     Section 7.2. Conditions Precedent to Obligations of FFC. The obligations of
     -----------  ------------------------------------------
FFC to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by FFC in accordance with the provisions of Section 8.4 herein:

              (a) Accuracy of Representations and Warranties: All of the
                  ------------------------------------------
representations and warranties of DBC as set forth in this Agreement, all of the information contained in Schedules hereto and all DBC Closing Documents (as defined in Section 7.2(j)) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

              (b) Covenants Performed: DBC shall have performed or complied in
                  -------------------
all material respects with each of the covenants required by this Agreement to be performed or complied with by it.

              (c) Opinion of Counsel for DBC: FFC shall have received an
                  --------------------------
opinion, dated the Effective Time, from Rhoads & Sinon, LLP, counsel to DBC, in substantially the form of Exhibit C hereto. In rendering any such opinion, such
                          ---------
counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of DBC, FFC, affiliates of the foregoing, and others.

              (d) Affiliate Agreements: Shareholders of DBC who are or will be
                  --------------------
affiliates of DBC or FFC for the purposes of Accounting Series Release No. 135 and the 1933 Act shall have entered into agreements with FFC, in form and substance satisfactory to FFC, reasonably necessary to assure (i) compliance with Rule 145 under the 1933 Act and (ii) the ability of FFC to use pooling-of-interests accounting for the Merger if FFC has elected such treatment pursuant to this Agreement.

              (e) DBC Options: As may be required by Section 2.3 herein, all
                  -----------
holders of DBC Options shall have delivered documentation reasonably satisfactory to FFC substituting the FFC Options for the DBC Stock Options.

              (f) No Material Adverse Change: FFC (together with its
                  --------------------------
accountants, if the advice of such accountants is deemed necessary or desirable by FFC) shall have established to its reasonable satisfaction that, since the date of this Agreement, there shall not have been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business or operations or future prospects of DBC and the DBC Subsidiaries on a consolidated basis taken as a whole. In particular, without limiting the generality of the foregoing sentence, the Additional DBC Financial Statements (as defined in Section 5.4) shall indicate that the consolidated financial condition, assets, liabilities and results of operations of DBC as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in the DBC Balance Sheet. For purposes of this Section 7.2(f), a material and adverse change shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business or results of operations or future prospects of DBC or (ii) the ability of DBC to perform its obligations under this Agreement, provided that "material and adverse change" shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions or omissions of DBC taken at the direction or behest of FFC with the prior written consent of FFC, including any action or actions, individually or in the aggregate, taken by DBC or the DBC Subsidiaries, (d) changes in economic conditions generally affecting financial institutions including changes in the general level of interest rates, and (e) the direct effects of compliance with this Agreement and of satisfying or causing to be satisfied the conditions set forth in this Article VII on the operating performance of DBC, including reasonable expenses incurred by DBC in consummating the transactions contemplated by the Agreement. At the Closing, DBC shall deliver to FFC a certificate confirming the absence of a material adverse change described herein.

              (g) Accountants' Letter. Subject to the requirements of Statement
                  -------------------
of Auditing Standards No. 72 of the American Institute of Certified Public Accountants, Arthur Andersen LLP, or such other accounting firm as is acceptable to FFC, shall have furnished to FFC an "agreed upon procedures" letter, dated the Effective Date, in form and substance satisfactory to FFC to the effect that:

                  (1) In their opinion, the consolidated financial statements of DBC examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and

                  (2) On the basis of limited procedures, not constituting an audit, including a limited review of the unaudited financial statements referred to below, a limited review of the latest available unaudited consolidated interim financial statements of DBC , inspection of the minute books of DBC and the DBC Subsidiaries since December 31, 2000, inquiries of officials of DBC and the DBC Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                      (A) any unaudited Consolidated Statements of Condition, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows of DBC included in the Registration Statement are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements covered by their report included in the Registration Statement;

                      (B) as of a specified date not more than five days prior to the date of delivery of such letter, there have been any changes in the consolidated shareholders' equity of DBC as compared with amounts shown in the balance sheet as of December 31, 2000 included in the Registration Statement, except in each case for such changes, increases or decreases which the Registration Statement discloses have occurred or may occur and except for such changes, decreases or increases as aforesaid which are immaterial; and

                      (C) for the period from January 1, 2001 to such specified date, there were any decreases in the consolidated total or per share amounts of net interest income, consolidated net interest income after provision for loan losses, consolidated other income or consolidated net income of DBC as compared with the comparable period of the preceding year, except in each case for decreases which the Registration Statement discloses have occurred or may occur, and except for such decreases which are immaterial.

              (h) Federal and State Securities and Antitrust Laws: FFC and its
                  -----------------------------------------------
counsel shall have determined to their satisfaction that, as of the Closing, all applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.

              (i) Environmental Matters: No environmental problem of the kind
                  ---------------------
contemplated in Section 3.22 and not disclosed in Schedule 3.22 shall have been
                                                  -------------
discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of either DBC or Drovers Bank.

              (j) Closing Documents: DBC shall have delivered to FFC: (i) a
                  -----------------
certificate signed by DBC's Chairman and President and Chief Executive Officer and by its Secretary (or other officers reasonably acceptable to FFC) verifying that all of the representations and warranties of DBC set forth in this Agreement are true and correct in all material respects as of the Closing and that DBC has performed in all material respects each of the covenants required to be performed by it under this Agreement; (ii) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which DBC or Drovers Bank is a party or by which they or any of their properties are bound; and (iii) such other certificates and documents as FFC and its counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the "DBC Closing Documents").

              (k) Dissenting Stockholders. Dissenters' rights shall have been
                  -----------------------
exercised with respect to less than ten percent (10%) of the outstanding shares of DBC Common Stock.

     Section 7.3. Conditions Precedent to the Obligations of DBC. The obligation
     -----------  ----------------------------------------------
of DBC to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by DBC in accordance with the provisions of Section 8.4 herein:

              (a) Accuracy of Representations and Warranties: All of the
                  ------------------------------------------
representations and warranties of FFC as set forth in this Agreement, all of the information contained in its Schedules hereto and all FFC Closing Documents (as defined in Section 7.3(g) of this Agreement) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

              (b) Covenants Performed: FFC shall have performed or complied in
                  -------------------
all material respects with each of the covenants required by this Agreement to be performed or complied with by FFC.

              (c) Opinion of Counsel for FFC: DBC shall have received an opinion
                  --------------------------
from Barley, Snyder, Senft & Cohen, LLC, counsel to FFC, dated the Effective Time, in substantially the form of Exhibit D hereto. In rendering any such
                                   ---------
opinion, such counsel may require and, to the extent they deem necessary or appropriate may rely upon, opinions of other counsel and upon representations made in certificates of officers of FFC, DBC, affiliates of the foregoing, and others.

              (d) FFC Options: FFC Options shall have been substituted for the
                  -----------
DBC Options pursuant to Section 2.3 herein.

              (e) No Material Adverse Change: DBC (together with its
                  --------------------------
accountants, if the advice of such accountants is deemed necessary or desirable by DBC) shall have established to its reasonable satisfaction that, since the date of this Agreement, there shall not have been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business or operations or future prospects of FFC. In particular, without limiting the generality of the foregoing sentence, the Additional FFC Financial Statements (as defined in Section 6.3) shall indicate that the consolidated financial condition, assets, liabilities and results of operations of FFC as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in the FFC Balance Sheet. For purposes of this Section 7.3(e), a material and adverse change shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business or results of operations or future prospects of FFC or (ii) the ability of FFC to perform its obligations under this Agreement, provided that "material and adverse change" shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) changes in economic conditions generally affecting financial institutions including changes in the general level of interest rates, and (d) the direct effects of compliance with this Agreement and of satisfying or causing to be satisfied the conditions set forth in this Article VII on the operating performance of FFC, including reasonable expenses incurred by FFC in consummating the transactions contemplated by the Agreement. At the Closing, FFC shall deliver to DBC a certificate confirming the absence of a material adverse change described herein.

              (f) Fairness Opinion: DBC shall have obtained from Sandler,
                  ----------------
O'Neill & Partners, L.P., or from another independent financial advisor selected by the Board of Directors of DBC, an opinion dated within five (5) days of the Proxy Statement/Prospectus to be furnished to the Board of Directors of DBC stating that the Conversion Ratio contemplated by this Agreement is fair to the shareholders of DBC from a financial point of view.

              (g) Closing Documents: FFC shall have delivered to DBC: (i) a
                  -----------------
certificate signed by FFC's Chairman and Chief Executive Officer (or other officer reasonably acceptable to DBC) verifying that all of the representations and warranties of FFC set forth in this Agreement are true and correct in all material respects as of the Closing and that FFC has performed in all material respects each of the covenants required to be performed by FFC; and (ii) such other certificates and documents as DBC and its counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the "FFC Closing Documents").

                ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER

     Section 8.1. Termination. This Agreement may be terminated at any time
     -----------  -----------
before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of DBC) as follows:

              (a) Mutual Consent: This Agreement may be terminated by mutual
                  --------------
consent of the parties upon the affirmative vote of a majority of each of the Boards of Directors of DBC and FFC, followed by written notices given to the other party.

              (b) Unilateral Action by FFC: This Agreement may be terminated
                  ------------------------
unilaterally by the affirmative vote of the Board of Directors of FFC, followed by written notice given promptly to DBC, if: (i) there has been a material breach by DBC of any representation, warranty or material failure to comply with any covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by FFC to DBC; (ii) any condition precedent to FFC's obligations as set forth in
Article VII of this Agreement remains unsatisfied, through no fault of FFC, on September 30, 2001; or (iii) FFC's Board of Directors makes an election provided for in Section 5.7(f)(i) herein.

              (c) Unilateral Action By DBC: This Agreement may be terminated
                  ------------------------
unilaterally by the affirmative vote of a majority of the Board of Directors of DBC, followed by written notice given promptly to FFC, if: (i) there has been a material breach by FFC of any representation, warranty or material failure to comply with any covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by DBC to FFC; (ii) any condition precedent to DBC's obligations as set forth in Article VII of this Agreement remains unsatisfied, through no fault of DBC, on September 30, 2001 or (iii) DBC's Board of Directors makes an election provided for in, and subject to the conditions of, Section 5.7(f)(ii) herein.

              (d) Market Price of FFC Common Stock. (i) DBC shall have the right
                  --------------------------------
to terminate this Agreement, through a resolution adopted by its Board of Directors, if the Closing Market Price is less than $19.50, i.e. .85 multiplied by the Starting Price (the "Floor Price"). Notwithstanding the foregoing, FFC, through a resolution adopted by its Board of Directors, shall have the option to cause DBC to amend this Agreement (and, upon such amendment, DBC shall not have the right to terminate this Agreement) to increase the Conversion Ratio to a level, calculated to four decimal places, equal to the Conversion Ratio multiplied by the quotient of the Floor Price (the numerator) over the Closing Market Price (the denominator). For example, if the Closing Market Price is $17.20 and the Floor Price is $19.50, FFC would have the option to increase the Conversion Ratio to 1.4058 (1.24 x 19.50/17.20) in lieu of terminating this Agreement.

                  (ii) FFC shall have the right to terminate this Agreement, through a resolution adopted by its Board of Directors, if the Closing Market Price is greater than $26.38, i.e. 1.15 multiplied by the Starting Price (the "Ceiling Price"). Notwithstanding the foregoing, DBC through a resolution adopted by its Board of Directors shall have the option to cause FFC to amend this Agreement (and, upon such amendment, FFC shall not have the right to terminate this Agreement) to decrease the Conversion Ratio to a level, calculated to four decimal places, equal to the Conversion Ratio multiplied by the quotient of the Ceiling Price (the numerator) over the Closing Market Price (the denominator). For example, if the Closing Market Price is $28.67 and the Ceiling Price is $26.38, DBC would have the option to decrease the Conversion Ratio to 1.1410 (1.24 x 26.38/28.67) in lieu of terminating this Agreement.

                  (iii) For purposes of this Section 8.1(d), "Starting Price" shall mean $22.9375, i.e. the last sale price for FFC Common Stock on December 26, 2000 as reported on NASDAQ.

                  (iv) The Starting Price, the Closing Market Price and the other amounts above shall be appropriately adjusted for an event described in
Section 2.1(d) herein.

     Section 8.2. Effect of Termination.
     -----------  ---------------------

              (a) Effect. In the event of a permitted termination of this
                  ------
Agreement under Section 8.1 herein, the Agreement shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to limited liability and confidentiality set forth in Sections 8.2(b) and 8.2(c) herein shall survive such termination.

              (b) Limited Liability. Subject to the terms of the Warrant
                  -----------------
Agreement and the Warrant, the termination of this Agreement in accordance with the terms of Section 8.1 herein shall create no liability on the part of either party, or on the part of either party's directors, officers, shareholders, agents or representatives, except that if this Agreement is terminated by FFC by reason of a material breach by DBC, or if this Agreement is terminated by DBC by reason of a material breach by FFC, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party (i.e., FFC or DBC) shall be liable to the nonbreaching party for all costs and expenses reasonably incurred by the nonbreaching party in connection with the preparation, execution and attempted consummation of this Agreement, including the reasonable fees of its counsel, accountants, consultants and other advisors and representatives. In no event shall either party's directors, officers, shareholders, agents or representatives have any personal liability for any misrepresentation or breach in connection with this Agreement.

              (c) Confidentiality. In the event of a termination of this
                  ---------------
Agreement, neither FFC nor DBC nor Drovers Bank shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties, except as may be necessary in order to establish the liability of the other party or parties for breach as contemplated under Section 8.2(b) herein.

     Section 8.3. Amendment. To the extent permitted by law, this Agreement may
     -----------  ---------
be amended at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of
DBC), but only by a written instrument duly authorized, executed and delivered by FFC and by DBC; provided, however, that, except as set forth in Section
                   --------  -------
8.1(d) herein any amendment to the provisions of Section 2.1 herein relating to the consideration to be received by the former shareholders of DBC in exchange for their shares of DBC Common Stock shall not take effect until such amendment has been approved, adopted or ratified by the shareholders of DBC in accordance with applicable provisions of the BCL.

     Section 8.4. Waiver. Any term or condition of this Agreement may be waived,
     -----------  ------
to the extent permitted by applicable federal and state law, by the party or parties entitled to the benefit thereof at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of
DBC) by a written instrument duly authorized, executed and delivered by such party or parties.

                    ARTICLE IX. CLOSING AND EFFECTIVE TIME

     Section 9.1. Closing. Provided that all conditions precedent set forth in
     -----------  -------
Article VII of this Agreement shall have been satisfied or shall have been waived in accordance with Section 8.4 of this Agreement, the parties shall hold a closing (the "Closing") at the offices of FFC at One Penn Square, Lancaster, Pennsylvania, within thirty (30) days after the receipt of all required regulatory and shareholder approvals and after the expiration of all applicable waiting periods on a date to be agreed upon by the parties, at which time the parties shall deliver the DBC Closing Documents, the FFC Closing Documents, the opinions of counsel required by Sections 7.1(d), 7.2(c) and 7.3(c) herein, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Section 9.2. Effective Time. Immediately following the Closing, and
     -----------  --------------
provided that this Agreement has not been terminated or abandoned pursuant to
Article VIII hereof, FFC and DBC will cause Articles of Merger (the "Articles of Merger") to be delivered and properly filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State"). The Merger shall become effective on 11:59 p.m. on the day on which the Closing occurs and Articles of Merger are filed with the Department of State or such later date and time as may be specified in the Articles of Merger (the "Effective Time"). The "Effective Date" when used herein means the day on which the Effective Time occurs.

           ARTICLE X. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Section 10.1. No Survival. The representations and warranties of DBC and of
     ------------  -----------
FFC set forth in this Agreement shall expire and be terminated on the Effective Time by consummation of this Agreement, and no such representation or warranty shall thereafter survive. Except with respect to the agreements of the parties which by their terms are intended to be performed either in whole or in part after the Effective Time, the agreements of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach of such agreements.

                        ARTICLE XI. GENERAL PROVISIONS

     Section 11.1. Expenses. Except as provided in Section 8.2(b) herein, each
     ------------  --------
party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein. For purposes of this
Section 11.1 herein, the cost of printing the Proxy Statement/Prospectus shall be deemed to be an expense of FFC.

     Section 11.2. Other Mergers and Acquisitions. Subject to the right of DBC
     ------------  ------------------------------
to refuse to consummate this Agreement pursuant to Section 8.1(c)(i) herein by reason of a material breach by

FFC of the warranty and representation set forth in Section 4.7 herein, nothing set forth in this Agreement shall be construed: (i) to preclude FFC from acquiring, or to limit in any way the right of FFC to acquire, prior to or following the Effective Time, the stock or assets of any other financial services institution or other corporation or entity, whether by issuance or exchange of FFC Common Stock or otherwise; (ii) to preclude FFC from issuing, or to limit in any way the right of FFC to issue, prior to or following the Effective Time, FFC Common Stock, FFC Preferred Stock or any other equity or debt securities; or (iii) to preclude FFC from taking, or to limit in any way the right of FFC to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

     Section 11.3. Notices. All notices, claims, requests, demands and other
     ------------  -------
communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by telegraph or facsimile machine (but only if receipt is acknowledged in writing), or mailed by registered or certified mail, return receipt requested, as follows:

              (a) If to FFC, to:

                    Rufus A. Fulton, Jr., President and Chief Executive Officer Fulton Financial Corporation
                    One Penn Square
                    P.O. Box 4887
                    Lancaster, Pennsylvania  17604

                  With a copy to:

                    Paul G. Mattaini, Esquire
                    Barley, Snyder, Senft & Cohen, LLC
                    126 East King Street
                    Lancaster, Pennsylvania  17602

              (b) If to DBC, to:

                    A. Richard Pugh, Chairman, President and
                      Chief Executive Officer
                    Drovers Bancshares Corporation
                    30 South George Street
                    York, Pennsylvania 17401

                  With a copy to:

                    Charles J. Ferry, Esquire
                    Rhoads & Sinon, LLP
                    One South Market Square, 12th Floor
                    Harrisburg, Pennsylvania 17101

     Section 11.4. Counterparts. This Agreement may be executed simultaneously
     ------------  ------------
in several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument.

     Section 11.5. Governing Law. This Agreement shall be deemed to have been
     ------------  -------------
made in, and shall be governed by and construed in accordance with the substantive laws of, the Commonwealth of Pennsylvania.

     Section 11.6. Parties in Interest. This Agreement shall be binding upon and
     ------------  -------------------
inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that neither party may
                                   --------  -------
assign its rights or delegate its duties under this Agreement without the prior written consent of the other party. Other than the right to receive the consideration payable as a result of the Merger pursuant to Article II hereof, this Agreement is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 11.7. Entire Agreement. This Agreement, together with the Warrant
     ------------  ----------------
Agreement and the Warrant being executed by the parties on the date hereof, sets forth the entire understanding and agreement of the parties hereto and supersedes any and all prior agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.



                               FULTON FINANCIAL CORPORATION


                               By:
                                      ------------------------------------------
                                      Rufus A. Fulton, Jr., President and Chief
                                      Executive Officer


                               Attest:
                                      ------------------------------------------
                                      William R. Colmery, Secretary



                               DROVERS BANCSHARES CORPORATION


                               By:
                                      ------------------------------------------
                                      A. Richard Pugh, Chairman, President and
                                        Chief Executive Officer


                               Attest:
                                      ------------------------------------------
                                      John D. Blecher, Secretary